Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185228

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 20, 2012)

$35,000,000

8.00% Senior Notes due 2020

We are offering $35,000,000 aggregate principal amount of our 8.00% Senior Notes due 2020, which we refer to as the “Notes.” The Notes will be our senior unsecured obligations and will rank pari passu with all of our future senior unsecured obligations. We will pay interest on the Notes on January 30, April 30, July 30 and October 30 of each year. The first such payment will be on April 30, 2013. We may redeem the Notes, in whole or in part, at any time on and after January 30, 2016 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

We intend to apply to list the Notes on the New York Stock Exchange under the symbol “HCJ”. If the application is approved, we expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 and in our Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated by our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(2)
Public Offering Price(1)	100.00%	$35,000,000
Underwriting Discount	3.00%	$1,050,000
Proceeds to HCI (before expenses)	97.00%	$33,950,000

(1)

The public offering price does not include accrued interest, if any. Interest on the Notes will accrue from January 17, 2013 and must be paid to the purchaser if the Notes are delivered after such date.

(2)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriter an option to purchase up to an additional $5,250,000 aggregate principal amount of Notes, at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company on or about January 17, 2013.

Sole Book-Running Manager

Sterne Agee

Co-Lead Managers

Wunderlich Securities	Incapital

Co-Managers

JMP Securities	Gilford Securities Incorporated

J.J.B. Hilliard, W.L. Lyons, LLC	Maxim Group LLC

The date of this prospectus supplement is January 10, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”). We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “our company,” “the Company,” and “HCI” refer to Homeowners Choice, Inc. and its subsidiaries.

This prospectus supplement and the accompanying prospectus are part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. This prospectus supplement describes the specific details regarding this offering, including the price and terms of the Notes being offered and the risk of investing in our securities. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement may also add, update or change information contained in the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption headings of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, any Notes in any jurisdiction where the offer or sale is not permitted. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in the prospectus supplement and accompanying prospectus, when making your investment decision. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents we file or previously filed with the SEC that we have incorporated by reference in this prospectus supplement or accompanying prospectus is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

ALTERNATIVE SETTLEMENT DATE

It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade Notes on the date of this prospectus supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of Notes who wish to trade Notes on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.

ii

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, other than purely historical information, including without limitation estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements will be included in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Numerous important factors described in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the prospectus supplement and accompanying prospectus could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before making an investment decision with respect to the Notes offered hereby. You should read both this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in the Notes in this offering. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” and “HCI” refer to Homeowners Choice, Inc. and its subsidiaries.

Homeowners Choice, Inc.

General Overview

Homeowners Choice, Inc. is an insurance holding company incorporated under the laws of the State of Florida in 2006. Through our subsidiaries, we provide homeowners’ insurance to Florida property owners, including renters and condominium owners. We offer these insurance products at competitive rates while pursuing profitability using selective underwriting criteria. Our principal revenues are gross earned premiums and investment income. Our largest cost is premiums paid (or ceded) to reinsurers to mitigate risks primarily associated with hurricanes and other catastrophic events. After premiums paid to reinsurers, our principal costs and expenses are policyholder claims, expenses associated with investigating and settling policyholder claims, and policy acquisition expenses and other underwriting expenses.

For the year ended December 31, 2011, we had net income of $10.0 million, compared to net income of $5.4 million for the year ended December 31, 2010. Our results for the year ended December 31, 2011 include a bargain purchase gain of $936,000 ($575,000 net of tax). In general, a bargain purchase gain occurs when the net assets acquired in a business combination exceed the purchase price, and in our case, our bargain purchase gain in 2011 relates to our business acquisition completed in April 2011. For the nine months ended September 30, 2012, we had net income of $17.1 million, compared to net income of $5.2 million for the nine months ended September 30, 2011. Our results for the nine months ended September 30, 2012 include a bargain purchase gain of $179,000 ($119,000 net of tax), relating to our business acquisition completed in April 2012.

We began operations in July of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state’s risk exposure by encouraging private companies to assume policies from Citizens. We have assumed policies from Citizens in eight separate assumption transactions which took place from July 2007 through December 2010 and one additional assumption transaction that was completed in November 2012. In November 2011, we completed an assumption transaction with HomeWise Insurance Company (“HomeWise”) through which we acquired the Florida policies of HomeWise. Substantially all of our premium revenue since inception has come from the policies acquired in these assumption transactions and renewals of those policies. Through the Citizens assumptions and the HomeWise acquisition, we have increased our geographic diversification within Florida.

Citizens requires us to offer renewals on the policies we acquire in the Citizens take-out program for a period of three years subsequent to the initial expiration of the assumed policies. The policyholders have the option to renew with us or they may ask their agent to place their coverage with another insurance company. With respect to the assumptions through December 31, 2009, policyholders could also elect to return to Citizens, or opt out, prior to the policy renewal date. With respect to our policy assumptions thereafter, the opt-out provision was limited to the thirty day period from the assumption date. We strive to retain these policies by offering competitive rates to our policyholders. We intend to selectively pursue additional assumption transactions with Citizens in the future.

We face various challenges to implementing our operating and growth strategies. Because we write policies that cover Florida homes, condominiums, and apartments, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. To mitigate our risk of catastrophic losses, we cede a portion of our exposure to reinsurers under agreements called catastrophe excess of loss reinsurance treaties. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by regulation and supervision of our business by the State of Florida, which must approve our policy forms and premium rates and also monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with larger, well-established insurance companies, as well as other specialty insurers, that in most cases possess greater financial resources, larger agency networks, and greater name recognition.

Our Market

The Florida property insurance marketplace has undergone in recent years significant changes that we believe have altered the nature of the competitive landscape. The significant catastrophic losses suffered by insurers and reinsurers during the 2004 and 2005 hurricane seasons resulted in large national and regional insurers reducing their policy exposure in the Florida property insurance market. To help ensure availability of property insurance coverage in Florida, Citizens stepped in to fill the void left by these competitors. As a result, Citizens grew from roughly $210 billion in total insured value at the end of 2005 to approximately $512 billion in September 2012, and as of June 30, 2012, it accounted for about 29% of the market. Consistent with our assumptions from Citizens, as of the date of this prospectus supplement, the State of Florida currently focuses on reducing the size of, or depopulating, the portfolio held by Citizens in order to return many of its policies to the private market and reduce the State’s risk of loss to catastrophic events. We believe we are well positioned to take advantage of this dynamic, and we have accordingly focused our strategy on continuing to grow in the future by selectively increasing our penetration in the Florida homeowners market. In addition, we plan to explore the expansion of our business into other complementary states or business lines.

Our Competitive Strengths

Track record of successful assumptions

From our beginnings, we have grown through the assumption of policies either from Citizens or competitors. We have been able to capitalize on favorable market dynamics and rapidly establish market share in Florida by using proprietary software and selective underwriting criteria to identify target policies. We believe this approach has been a highly effective and profitable strategy, allowing us to grow quickly with reduced up-front costs related to policy acquisition expenses and reinsurance costs.

Market presence and geographic distribution within Florida

Since our formation in 2006, we have grown our business to become the eighth largest provider of property and casualty insurance in the state of Florida based on approximately $215 million of annualized gross premiums as of June 30, 2012, derived from 110,000 policies in force, according to data from the Florida Office of Insurance Regulation. After giving effect to our assumption of 60,000 additional policies from Citizens on November 6, 2012 involving $150 million in annualized gross premiums, we believe that we would have been a top five provider of property and casualty insurance in the state of Florida with approximately $350 million of annualized gross premiums as of June 30, 2012 on a pro forma basis. In addition to significantly increasing our market presence in Florida’s property industry, we have also enhanced our geographic distribution throughout Florida. As of December 31, 2012, our policies in force were distributed across all 67 counties in Florida, with no single county representing more than 20% of our total insured value. As of December 31, 2012, only Broward,

Pinellas, Palm Beach and Miami-Dade Counties represented more than 10% each of our total insured value (16.7%, 13.4%, 12.2% and 10.3% respectively). As of December 31, 2012, none of the remaining 63 counties in Florida represented more than 6% of our total insured value.

Underwriting

Although we assume policies from Citizens and others under the original premium rates charged by Citizens or the originating insurer, we actively re-underwrite these policies on renewal in accordance with rates filed with the Florida Office of Insurance Regulation, which reflect our view of appropriate pricing. We strive to offer competitive prices for all our policyholders while seeking an appropriate premium relative to the risk we assume and seek to maximize retention of our policyholders while focusing on creating a balanced book of the most attractive risks. According to data from the Florida Office of Insurance Regulation, in addition to being ranked eighth among property and casualty insurers in the state of Florida based on annualized gross premiums as of June 30, 2012, we were also ranked thirteenth based on total number of policies in force and eighteenth based on total insured value. Among the top 20 Florida property and casualty insurers measured by annualized gross premiums written as of June 30, 2012, we ranked sixth based on the ratio of annualized gross premiums to total number of policies in force and first based on the ratio of annualized gross premiums to total insured value. We believe that these rankings speak to our underwriting discipline and emphasis on profitability. The success of our underwriting is also shown in our consistent track record of producing combined ratios of less than 100 percent for each fiscal year since we began business in 2007. We define the combined ratio for any period as the total of all expenses for such period divided by net premiums earned in the same period.

Reinsurance support

We contract with a number of highly rated or collateralized reinsurers to secure our reinsurance coverage, which is renewed each year on June 1. In addition, a portion of our reinsurance coverage is provided by the state sponsored trust fund, the Florida Hurricane Catastrophe Fund (“FHCF”). We work with reinsurance brokers leading up to the annual renewal to assist us in modeling the potential total catastrophe losses represented by our in-force book of business and selecting the amount of reinsurance coverage we believe best matches our modeled risk. We also selectively use our reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), to assume, on a fully collateralized basis, those portions of our reinsurance program that we view as the most cost efficient to retain. Our insurance company subsidiary’s total coverage for the 2012-13 treaty years is up to a maximum of $548.8 million. These reinsurance contracts are designed to protect us from losses sustained in multiple events in a single hurricane season. As a result of our November 2012 assumption from Citizens, we plan to expand our reinsurance program for the 2013-14 hurricane season and increase the maximum coverage by approximately 30-45% from the 2012-13 season.

Scalable technology platform positioned for growth

We maintain customized proprietary underwriting and policy administration systems, which were developed and are maintained internally. We believe our scalable infrastructure will allow us to effectively administer a significant increase in the volume of policies we service with reduced back-office costs and personnel relative to our competitors.

Experienced management team

Our senior management is critical to our success, and we benefit from their significant experience in the property and casualty insurance industry. Paresh Patel, our founder, was instrumental in the development of our policy administration systems, which we believe have been a key to the success of the business. Richard Allen, our Chief Financial Officer, has over thirty years of experience in property and casualty insurance finance and management, including agency/broker relations, reinsurance and financial controls, and reporting and third party administration. In addition, Scott Wallace joined as President of Homeowners Choice Property & Casualty Insurance Company, Inc., our property and casualty subsidiary, in April 2012. Mr. Wallace served as the President, Chief Executive Officer and Executive Director of Citizens from 2007 through February 2012. Mr. Wallace has over 30 years of experience in the property and casualty industry, including 24 years at various property and casualty insurance and reinsurance organizations. We believe Mr. Wallace’s experience and relationships in Florida will prove valuable to our existing insurance operations, and his experience leading diversified property and casualty operations will be important as we look to expand into new lines and geographies.

Our Strategies

Since our inception, substantially all of our premium revenue has come primarily from policies we have assumed or acquired from Citizens and one non-affiliated property and casualty insurance company and renewal of these policies, with the balance of our premium revenue generated through traditional policy acquisition methods. Building on these successful transactions, we intend to continue to grow profitably by undertaking the following:

Opportunistic policy assumptions and acquisitions

We intend to continue to selectively assume or acquire policies from Citizens and others, as, when and if we find the terms of any such transaction favorable. We will assess each opportunity based on its expected economic contribution to our results and impact on the diversification of our business from a geographic, product or other perspective.

Continued focus on geographic diversification

We intend to continue to diversify our geographic concentration within the state of Florida and are currently evaluating opportunities to enter Alabama and other states that are complementary to our Florida property insurance business. We believe that geographic diversification in Florida and potentially into other states is important in distributing our potential risk of loss from any catastrophic event.

Increased product diversification

Given the size of our in-force policy base, we believe that we have the ability to cross-sell additional insurance products, such as personal automobile insurance, to a relatively large market of existing policyholders with reduced upfront marketing costs. We believe the benefits of selling additional insurance products include enhanced growth, a more diversified book of business, and potentially reduced overall reinsurance costs per policy, and as such we may in the future evaluate opportunities to offer additional insurance products.

Continued emphasis on organic growth

In addition to assumptions and acquisitions, our strategy focuses on maintaining and profitably growing our policy portfolio through traditional policy underwriting. We have an in-house staff responsible for new business origination at our corporate headquarters in Tampa, Florida, and we supplement this core team with relationships with over 4,000 independent agents. We believe this internal sales capability is sufficient to support our organic growth in our current business line for the foreseeable future, and in particular given the significant investment we have made in information technology to assist in our insurance operations, we can enter new business lines with limited additional investment.

Company Information

Our principal executive offices are located at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, and our telephone number is (813) 405-3600. Our website address is www.hcpci.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and such information should not be considered to be part of this prospectus supplement.

The Offering

Issuer	Homeowners Choice Inc.

Title of the Securities	8.00% Senior Notes due 2020

Initial Aggregate Principal Amount Offered	$35,000,000

Denominations	We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Over-allotment Option	The underwriter may also purchase from us up to an additional $5,250,000 aggregate principal amount of the Notes to cover overallotments, if any, within 30 days of the date of this prospectus supplement.

Initial Public Offering Price	100% of the aggregate principal amount

Listing of the Notes	We intend to apply to list the Notes on the New York Stock Exchange under the symbol “HCJ”. If the application is approved, we expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date.

Interest	8.00% per year

Issue Date	January 17, 2013

Maturity Date	January 30, 2020

Interest Payment Dates	January 30, April 30, July 30 and October 30 of each year, beginning April 30, 2013. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Record Dates	Each January 15, April 15, July 15 and October 15 (whether or not a business day).

Optional Redemption	We may, at our option, redeem the Notes, in whole at any time or in part from time to time, on and after January 30, 2016, upon not less than 30 days nor more than 60 days’ written notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date.

Ranking

The Notes are our senior unsecured obligations and will rank on pari passu with all of our future senior unsecured obligations. See “Description of the Notes — Ranking.” In addition, because HCI is a holding company which conducts substantially all of its operations through subsidiaries, the right of HCI, and therefore the right of creditors of HCI, including the holders of the Notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of HCI itself as a creditor of the subsidiary may be recognized.

Use of Proceeds	We expect to use the net proceeds for general corporate purposes including, among other things, working capital. See “Use of Proceeds” in this prospectus supplement.

Sinking Fund	The Notes will not be subject to any sinking fund.

Repayment at Option of Holders	Holders will not have the option to have the Notes repaid prior to the stated maturity date.

Form of Notes	The Notes will be represented by global securities that will be deposited with or on behalf of, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.

Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Neither HCI nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	New York

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the Notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

Summary Financial Data

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
	(Dollars in thousands, except per share amounts)
Statement of Earnings Data:
Revenue
Gross premiums earned	$110,011	$119,757	$143,606	$93,855	$161,579
Premiums ceded	(44,674)	(57,322)	(56,360)	(41,607)	(53,475)

Net premiums earned	65,337	62,435	87,246	52,248	108,104
Net investment income	1,793	1,962	2,180	1,557	871
Policy fee income	1,226	1,464	1,438	1,278	2,167
Realized investment gains	—	2,003	267	416	26
Gain on bargain purchase	—	—	936	936	179
Other	22	751	2,772	808	641

Total revenue	68,378	68,615	94,839	57,243	111,988

Expenses
Losses and loss adjustment expenses	35,230	37,667	48,243	31,357	50,382
Policy acquisition and other underwriting expenses	9,611	14,878	18,129	10,572	19,690
Other operating expenses	5,788	7,484	12,062	6,932	13,401

Total expenses	50,629	60,029	78,434	48,861	83,473

Income before income taxes	17,749	8,586	16,405	8,382	28,515
Income taxes	6,839	3,164	6,441	3,214	11,459

Net income	$10,910	$5,422	$9,964	$5,168	$17,056
Preferred stock dividends	—	—	(815)	(596)	(286)

Income available to common stockholders	$10,910	$5,422	$9,149	$4,572	$16,770

Basic earnings per common share	$1.62	$0.88	$1.49	$0.75	$2.08

Diluted earnings per common share	$1.52	$0.81	$1.34	$0.70	$1.79

Dividends per common share	$—	$0.30	$0.53	$0.30	$0.55

Balance Sheet Data:
Total investments	48,343	43,481	58,759	54,525	73,882
Total cash and cash equivalents	43,453	54,849	100,355	61,956	141,922
Total assets	137,892	140,948	214,818	174,163	282,311
Total stockholders’ equity	45,378	46,629	63,830	59,179	101,087

Ratios to net premiums earned:
Loss Ratio	53.92%	60.33%	55.30%	60.02%	46.61%
Expense Ratio	23.57%	35.82%	34.61%	33.50%	30.61%

Combined Ratio	77.49%	96.15%	89.91%	93.52%	77.22%

Ratios to gross premiums earned:
Loss Ratio	32.02%	31.45%	33.59%	33.41%	31.18%
Expense Ratio	14.00%	18.67%	21.02%	18.65%	20.48%

Combined Ratio	46.02%	50.12%	54.61%	52.06%	51.66%

Ratio of earnings to fixed charges(1)	296.8	139.5	206.1	159.1	232.8
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	296.8	139.5	18.4	13.0	70.0

(1)

For purposes of calculating these ratios, earnings consist of net income to which has been added income taxes and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rental expense (approximating the portion which represents interest). The ratio of earnings to fixed charges is computed by dividing earnings by the sum of fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends.

RISK FACTORS

An investment in the Notes involves a high degree of risk. In addition to the other information included in this prospectus supplement, you should carefully consider each of the following risk factors and those set forth in our most recent Annual Report on Form 10-K on file with the SEC, which is incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Business

We currently conduct our insurance business in Florida only. Thus, any single catastrophic event or other condition affecting losses in Florida could adversely affect our financial condition and results of operations.

While we actively manage our exposure to catastrophic events through our underwriting process and the purchase of reinsurance, a single catastrophic event, destructive weather pattern, general economic trend, regulatory development or other condition specifically affecting the state of Florida could have a disproportionately adverse impact on our business, financial condition, and results of operations. In addition, the fact that our business is concentrated in the state of Florida subjects it to increased exposure to certain catastrophic events and destructive weather patterns such as hurricanes, tropical storms, and tornadoes. Changes in the prevailing regulatory, legal, economic, political, demographic, competitive, and other conditions in the state of Florida could also make it less attractive for us to do business in Florida and would have a more pronounced effect on our business than it would on other insurance companies that are geographically diversified. Since our business is concentrated in this manner, the occurrence of one or more catastrophic events or other conditions affecting losses in the state of Florida could have an adverse effect on our business, financial condition, and results of operations.

Our results may fluctuate based on many factors including cyclical changes in the insurance industry.

The insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity, as well as periods when shortages of capacity permitted an increase in pricing and, thus, more favorable underwriting profits. As premium levels increase, there may be new entrants to the market, which could then lead to a decrease in premium levels. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer opportunities to underwrite insurance risks, which could have a material adverse effect on our results of operations and cash flows. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance business significantly.

We cannot predict whether market conditions will improve, remain constant or deteriorate. Negative market conditions may impair our ability to write insurance at rates that we consider appropriate relative to the risk assumed. If we cannot write insurance at appropriate rates, our business would be materially and adversely affected.

Our business could be harmed if we lose the services of our key personnel.

Our operations are highly dependent on the efforts of our senior executive officers, particularly our Chief Executive Officer, Paresh Patel, as well as our Chief Financial Officer, Richard Allen, and Scott Wallace, the President of Homeowners Choice Property & Casualty Insurance Company, Inc. The loss of their leadership, industry knowledge and experience could negatively impact our operations. With the exception of Mr. Patel, Mr. Allen and Mr. Wallace, we have no employment agreements with any of our personnel nor do we have any guarantee of any employee’s ongoing service. We maintain key-man life insurance on Mr. Patel, although such policy may be insufficient to cover us for the damage resulting to our company from the loss of Mr. Patel’s services.

We do not have significant redundancy in our operations.

We conduct our business primarily from offices located in Tampa, Florida and the surrounding area where tropical storms could damage our facilities or interrupt our power supply. The loss or significant impairment of functionality in these facilities for any reason could have a material, adverse effect on our business as we do not have significant redundancies to replace our facilities if functionality is impaired. We contract with a third party vendor to maintain complete daily backups of our systems, which are stored at the vendor’s facility in Atlanta, Georgia. Access to these databases is strictly controlled and limited to authorized personnel. While we have implemented daily off-site backups, we have not fully tested our plan to recover data in the event of a disaster.

Our information technology systems may fail or suffer a loss of security which could adversely affect our business.

Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, as well as to handle our policy administration process (i.e., the printing and mailing of our policies, endorsements, renewal notices, etc.). The successful operation of our systems depends on a continuous supply of electricity. The failure of these systems or disruption in the supply of electricity could interrupt our operations. This could result in a material adverse effect on our business.

The development and expansion of our business is dependent upon the successful development and implementation of advanced computer and data processing systems. Because our insurance subsidiary intends to expand its business by writing additional voluntary policies, we are enhancing our information technology systems to handle and process an increased volume of voluntary policies. The failure of these systems to function as planned could slow our growth and adversely affect our future business volume and results of operations.

Because we believe that our independent agents will play a key role in our efforts to increase the number of voluntary policies written by our insurance subsidiary, we are also in the process of developing business platforms and distribution initiatives that will allow us to provide information to, and exchange information with, our agents in an effective and efficient manner. These systems are intended to provide us with current information regarding the insurance markets in which we operate, therefore permitting us to adjust our selective underwriting criteria as needed to rapidly respond to market changes. In the event that the development of these systems does not proceed as planned, the expansion of our business could be delayed. Internet disruptions or system failures once these systems are fully operational could also adversely affect our future business volume and results of operations.

In addition, a security breach of our computer systems could damage our reputation or result in liability. We retain confidential business information in our computer systems. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. It is critical that these facilities and infrastructure remain secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.

Increased competition, competitive pressures, industry developments, and market conditions could affect the growth of our business and adversely impact our financial results.

The property and casualty insurance industry in Florida is cyclical and highly competitive. We compete not only with other stock companies but also with mutual companies, other underwriting organizations and alternative risk sharing mechanisms. Our principal lines of business are written by numerous other insurance companies. Competition for any one account may come from very large, well-established national companies, smaller regional companies, other specialty insurers in our field, and other companies that write insurance only in Florida. Many of these competitors have greater financial resources, larger agency networks and greater name recognition than our company. We compete for business not only on the basis of price, but also on the basis of financial strength, types of coverage offered, availability of coverage desired by customers, commission structure, and quality of service. We may have difficulty continuing to compete successfully on any of these bases in the future. Competitive pressures coupled with market conditions may affect our rate of premium growth and financial results.

Our ability to compete in the property and casualty insurance industry and our ability to expand our business may be negatively affected by the fact that we are a new company. We do not have an A.M. Best rating and do not expect to obtain such a rating in the near future. Our insurance subsidiary has obtained a Demotech rating of “A Exceptional,” which is accepted by major mortgage companies operating in the state of Florida and in other states. However, some mortgage companies may require homeowners to obtain property insurance from an insurance company with a certain minimum A.M. Best rating, and such a requirement could prevent us from expanding our business, which may in turn limit our ability to compete with large, national insurance companies and certain regional insurance companies. In addition, a downgrade or loss of our Demotech rating could result in a substantial loss of business in the event insureds move their business to insurers with a sufficient financial strength rating.

There are inherent limitations and risks related to our projections and our estimates of claims and loss reserves. If our actual losses exceed our loss reserves, our financial results, our ability to expand our business, and our ability to compete in the property and casualty insurance industry may be negatively affected. In addition, industry developments could further increase competition in our industry. These developments could include —

•

an influx of new capital in the marketplace as existing companies attempt to expand their businesses and new companies attempt to enter the insurance business as a result of better pricing and/or terms;

•	programs in which state-sponsored entities provide property insurance in catastrophe-prone areas or other alternative markets;

•	changes in Florida’s regulatory climate; and

•

the passage of federal proposals for an optional federal charter that would allow some competing insurers to operate under regulations different or less stringent than those applicable to our insurance subsidiary.

These developments and others could make the property and casualty insurance marketplace more competitive by increasing the supply of insurance available.

If competition limits our ability to write new business at adequate rates, our future results of operations would be adversely affected.

If our actual losses from insureds exceed our loss reserves, our financial results would be adversely affected.

Our objective is to establish loss reserves that are adequate and represent management’s best estimate; that is, the amounts initially recorded as reserves should approximate the ultimate cost to investigate and settle a specific claim. However, the process of establishing adequate reserves is complex and inherently uncertain, and the ultimate cost of a claim may vary materially from the amounts reserved. We regularly monitor and evaluate loss and loss adjustment expense reserve development to determine reserve adequacy.

Due to these uncertainties, the ultimate losses may vary materially from current loss reserves which could have a material adverse effect on our future financial condition, results of operations and cash flows.

The failure of our claims department to pay claims accurately could adversely affect our business, financial results and capital requirements.

We rely on our claims department to accurately evaluate and pay the claims made under our policies. Many factors could affect the ability of our claims department to accurately evaluate and pay claims, including the accuracy of our external independent adjusters as they make their assessments and submit their estimates of damages; the training, background, and experience of our claims representatives; the ability of our claims department to ensure consistent claims handling given the input by our external independent adjusters; the ability of our claims department to translate the information provided by our external independent adjusters into acceptable claims settlements; and the ability of our claims department to maintain and update its claims handling procedures and systems as they evolve over time based on claims and geographical trends in claims reporting. Any failure to pay claims accurately could lead to material litigation, undermine our reputation in the marketplace, impair our corporate image and negatively affect our financial results.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance contracts may not be known for many years after a contract is issued and renewed, and our financial position and results of operations may be adversely affected.

If we are unable to expand our business because our capital must be used to pay greater than anticipated claims, our financial results may suffer.

Our future growth will depend on our ability to expand the number of insurance policies we write in Florida, to expand the kinds of insurance products we offer, and to expand the geographic markets in which we do business, all balanced by the insurance risks we choose to assume and cede. Our existing sources of funds include possible sales of our securities and our earnings from operations and investments. Unexpected catastrophic events in our market areas, such as the hurricanes experienced in Florida, may result in greater claims losses than anticipated, which could require us to limit or halt our growth while we redeploy our capital to pay these unanticipated claims unless we are able to raise additional capital.

We may require additional capital in the future which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Other than the proceeds from this offering, we currently have no commitments or arrangements for any additional financing. To the extent that our present capital and the net proceeds of this offering are insufficient to meet future operating requirements or to cover losses, we may need to raise additional funds through financings or curtail our growth. Based on our current operating plan, we believe current capital together with our anticipated retained earnings will support our operations. However, we cannot provide any assurance in that regard, since many factors will affect our capital needs and their amount and timing, including our growth and profitability, and the availability of reinsurance, as well as possible acquisition opportunities, market disruptions and other unforeseeable developments. If we require additional capital, it is possible that equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our shareholders could result, and in any case such securities may have rights, preferences and privileges that are senior to those of existing shareholders. If we cannot obtain adequate capital on favorable terms or at all, our business, financial condition or results of operations could be materially adversely affected.

Our financial results may be negatively affected by the fact that a portion of our income is generated by the investment of our company’s capital and surplus, premiums and loss reserves.

A portion of our income is, and likely will continue to be, generated by the investment of our company’s capital and surplus, premiums and loss reserves. The amount of income so generated is a function of our investment policy, available investment opportunities, and the amount of capital and surplus, premium and loss reserves invested. As we continue to grow and to deploy our capital, the proportion of income invested will decrease, and investment income will make up a smaller percentage of our net revenue. At September 30, 2012, approximately 75% of our available cash was invested in money market accounts or in bank deposits (i.e., CDs) that generally mature in no more than thirteen months and approximately 25% was invested in fixed maturity and equity securities. We may alter our investment policy to accept higher levels of risk with the expectation of higher returns. Fluctuating interest rates and other economic factors make it impossible to estimate accurately the amount of investment income that will be realized. In fact, we may realize losses on our investments.

We have exposure to unpredictable catastrophes, which can materially and adversely affect our financial results.

We write insurance policies that cover homeowners, condominium owners, and tenants for losses that result from, among other things, catastrophes. We are therefore subject to losses, including claims under policies we have written, arising out of catastrophes that may have a significant effect on our business, results of operations, and financial condition. A significant catastrophe could also have an adverse effect on our reinsurers. Catastrophes can be caused by various events, including hurricanes, tropical storms, tornadoes, windstorms, earthquakes, hailstorms, explosions, power outages, fires and by man-made events, such as terrorist attacks. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Our policyholders are currently concentrated in Florida, which is especially subject to adverse weather conditions such as hurricanes and tropical storms. Therefore, although we attempt to manage our exposure to catastrophes through our underwriting process and the purchase of reinsurance protection, an especially severe catastrophe or series of catastrophes could exceed our reinsurance protection and may have a material adverse impact on our results of operations and financial condition. See the risk factor below entitled “Reinsurance coverage may not be available to us in the future at commercially reasonable rates or at all and we risk non-collectability of reinsurance amounts due us from reinsurers with which we have contracted.”

Industry trends, such as increased litigation against the insurance industry and individual insurers, the willingness of courts to expand covered causes of loss, rising jury awards, and the escalation of loss severity may contribute to increased costs and to the deterioration of the reserves of our insurance subsidiary.

Loss severity in the property and casualty insurance industry has continued to increase in recent years, principally driven by larger court judgments. In addition, many legal actions and proceedings have been brought on behalf of classes of complainants, which can increase the size of judgments. The propensity of policyholders and third party claimants to litigate and the willingness of courts to expand causes of loss and the size of awards may render our loss reserves inadequate for current and future losses.

Reinsurance coverage may not be available to us in the future at commercially reasonable rates or at all and we risk non-collectability of reinsurance amounts due us from reinsurers with which we have contracted.

Reinsurance is the practice of transferring part of an insurance company’s liability and premium under an insurance policy to another insurance company. We use reinsurance arrangements to limit and manage the amount of risk we retain, to stabilize our underwriting results and to increase our underwriting capacity. The cost of such reinsurance is subject to prevailing market conditions beyond our control such as the amount of capital in the reinsurance market and natural and man-made catastrophes. We cannot be assured that reinsurance will remain continuously available to us in the amounts we consider sufficient and at prices acceptable to us. As a result, we may determine to increase the amount of risk we retain or look for other alternatives to reinsurance, which could in turn have a material adverse effect on our financial position, results of operations and cash flows.

With respect to the reinsurance treaties we currently have in effect, our ability to recover amounts due from reinsurers is subject to each reinsurance company’s ability and willingness to pay and to meet its obligations to us. We attempt to select financially strong reinsurers with an A.M. Best rating of “A-” or better or we require the reinsurer to fully collateralize its exposure. While we then monitor from time to time their financial condition, we rely principally on A.M. Best, our broker, and other rating agencies in determining their ability to meet their obligations to us. Any failure on the part of any one reinsurance company to meet its obligations to us could have a material adverse effect on our financial condition or results of operations.

The failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations.

We utilize a number of strategies to mitigate our risk exposure, which include:

•	engaging in vigorous underwriting;

•	carefully evaluating terms and conditions of our policies;

•	focusing on our risk aggregations by geographic zones and other bases; and

•	ceding insurance risk to reinsurance companies.

However, there are inherent limitations in all of these tactics. We cannot provide assurance that an event or series of unanticipated events will not result in loss levels which could have a material adverse effect on our financial condition or results of operations.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

Our underwriting process is designed to limit our exposure to known risks, including but not limited to exclusions relating to homes in close proximity to the coast line. Various provisions of our policies, such as limitations or exclusions from coverage which have been negotiated to limit our risks, may not be enforceable in the manner we intend.

In addition, the policies we issue contain conditions requiring the prompt reporting of claims to us and our right to decline coverage in the event of a violation of that condition. While our insurance product exclusions and limitations reduce the loss exposure to us and help eliminate known exposures to certain risks, it is possible that a court or regulatory authority could nullify or void an exclusion or legislation could be enacted modifying or barring the use of such endorsements and limitations in a way that would adversely effect our loss experience, which could have a material adverse effect on our financial condition or results of operations.

In the future, we may rely on independent agents to write our insurance policies, and if we are not able to contract with and retain independent agents, our revenues would be negatively affected.

In the future, we may begin writing a significant number of insurance policies through independent agents unrelated to the Citizens’ take-out program. We refer to these policies as voluntary policies. Although voluntary policies comprise a minute percentage of our business, we expect to increase the number of voluntary policies we write as our business expands. An inability to sell our products through independent agents would negatively affect our revenues.

Many of our competitors rely on independent agents. As a result, we must compete with other insurers for independent agents’ business. Our competitors may offer a greater variety of insurance products, lower premiums for insurance coverage, or higher commissions to their agents. If our products, pricing and commissions do not remain competitive, we may find it more difficult to attract business from independent agents to sell our products. A material reduction in the amount of our products that independent agents sell could negatively affect our revenues.

Our success depends on our ability to accurately price the risks we underwrite.

The results of our operations and our financial condition depend on our ability to underwrite and set premium rates accurately for a wide variety of risks. Rate adequacy is necessary to generate sufficient premiums to pay losses, loss adjustment expenses, and underwriting expenses and to earn a profit. In order to price our products accurately, we must collect and properly analyze a substantial amount of data; develop, test and apply appropriate rating formulas; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. Our ability to undertake these efforts successfully, and as a result price our products accurately, is subject to a number of risks and uncertainties, some of which are outside our control, including —

•	the availability of sufficient reliable data and our ability to properly analyze available data;

•	the uncertainties that inherently characterize estimates and assumptions;

•	our selection and application of appropriate rating and pricing techniques;

•	changes in legal standards, claim settlement practices, and restoration costs; and

•	legislatively imposed consumer initiatives.

In addition, we could under price risks, which would negatively affect our profit margins. We could also overprice risks, which could reduce our sales volume and competitiveness. In either event, our profitability could be materially and adversely affected.

Current operating resources are necessary to develop future new insurance products.

We may expand our product offerings by underwriting additional insurance products and programs, and marketing them through our independent agent network. Expansion of our product offerings will result in increases in expenses due to additional costs incurred in actuarial rate justifications, software and personnel. Offering additional insurance products will also require regulatory approval, further increasing our costs and potentially affecting the speed with which we will be able to pursue new market opportunities. We cannot assure you that we will be successful bringing new insurance products to our marketplace.

As an insurance holding company, we are currently subject to regulation by the State of Florida and in the future may become subject to regulation by certain other states or a federal regulator.

All states regulate insurance holding company systems. State statutes and administrative rules generally require each insurance company in the holding company group to register with the department of insurance in its state of domicile and to furnish information concerning the operations of the companies within the holding company system which may materially affect the operations, management or financial condition of the insurers within the group. As part of its registration, each insurance company must identify material agreements, relationships and transactions with affiliates, including without limitation loans, investments, asset transfers, transactions outside of the ordinary course of business, certain management, service, and cost sharing agreements, reinsurance transactions, dividends, and consolidated tax allocation agreements.

Insurance holding company regulations generally provide that transactions between an insurance company and its affiliates must be fair and equitable, allocated between the parties in accordance with customary accounting practices, and fully disclosed in the records of the respective parties. Many types of transactions between an insurance company and its affiliates, such as transfers of assets among such affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may be subject to prior approval by, or prior notice to, state regulatory authorities. If we are unable to obtain the requisite prior approval for a specific transaction, we would be precluded from taking the action which could adversely affect our operations.

In addition, state insurance regulations also frequently impose notice or approval requirements for the acquisition of specified levels of ownership in the insurance company or insurance holding company. For example, Section 428.461, Florida Statutes, states that a person may not, individually or in conjunction with any affiliated person of such person, acquire directly or indirectly, conclude a tender offer or exchange offer for, enter into any agreement to exchange securities for, or otherwise finally acquire 5 percent or more of the outstanding voting securities of a domestic stock insurer or of a controlling company, unless certain notice and approval requirements are complied with.

We currently operate only in the state of Florida. In the future, we may become authorized to transact business in other states and therefore will become subject to the laws and regulatory requirements of those states. These regulations may vary from state to state, and states occasionally may have conflicting regulations. Since Florida is our state of domicile, Florida laws will generally take precedence. Currently, the federal government’s role in regulating or dictating the policies of insurance companies is limited. However, Congress, from time to time, considers proposals that would increase the role of the federal government in insurance regulation, either in addition to or in lieu of state regulation. The impact of any future federal insurance regulation on our insurance operations is unclear and may adversely impact our business or competitive position.

Our insurance subsidiary is subject to extensive regulation which may reduce our profitability or limit our growth. Moreover, if we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, which may adversely affect our financial condition and results of operations.

The insurance industry is highly regulated and supervised. Our insurance subsidiary is subject to the supervision and regulation of the state in which it is domiciled (Florida) and the state(s) in which it does business (currently only Florida). Such supervision and regulation is primarily designed to protect our policyholders rather than our shareholders. These regulations are generally administered by a department of insurance in each state and relate to, among other things —

•	the content and timing of required notices and other policyholder information;

•	the amount of premiums the insurer may write in relation to its surplus;

•	the amount and nature of reinsurance a company is required to purchase;

•	participation in guaranty funds and other statutorily-created markets or organizations;

•	business operations and claims practices;

•	approval of policy forms and premium rates;

•	standards of solvency, including risk-based capital measurements;

•	licensing of insurers and their products;

•	restrictions on the nature, quality and concentration of investments;

•	restrictions on the ability of insurance company subsidiaries to pay dividends to insurance holding companies;

•	restrictions on transactions between insurance company subsidiaries and their affiliates;

•	restrictions on the size of risks insurable under a single policy;

•	requiring deposits for the benefit of policyholders;

•	requiring certain methods of accounting;

•	periodic examinations of operations and finances;

•	prescribing the form and content of records of financial condition required to be filed; and

•	requiring reserves in accordance with statutory accounting rules.

The Florida Office of Insurance Regulation and regulators in other jurisdictions where we may become licensed and offer insurance products conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters. These regulatory requirements may adversely affect or inhibit our ability to achieve some or all of our business objectives. These regulatory authorities also conduct periodic examinations into insurers’ business practices. These reviews may reveal deficiencies in our insurance operations or differences between our interpretations of regulatory requirements and those of the regulators.

Our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is subject to assessments levied by the Florida Insurance Guaranty Association, Inc. While we can recover these assessments from policyholders through policy surcharges, our payment of the assessments and our recoveries may not offset each other in the same reporting period in our financial statements and may cause a material adverse effect on our results of operations in a particular reporting period.

In addition, regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations or practices that we believe may be generally followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us. This could adversely affect our ability to operate our business.

Finally, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business, reduce our profitability and limit our growth.

Our marina operations are subject to regulation under various federal, state, and local laws concerning the environment.

In April 2011, we acquired real property that included a marina operation in Tierra Verde, Florida, and in April 2012, we acquired property in Treasure Island, Florida that also includes a marina operation. Our marina operations are subject to regulation under various federal, state, and local laws concerning the environment, including laws addressing the discharge of pollutants into the air and water and the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions and third-party damage or personal injury claims, if in the future we were to violate or become liable under environmental laws relating to our marina operations. With respect to an existing environmental remediation plan we assumed in April 2011 when we acquired the property in Tierra Verde, Florida, there can be no assurance that the remediation plan will be successful or that the cost will not exceed the $150,000 accrued at acquisition.

Our restaurant operations expose us to additional risks which could negatively impact our operating results and financial condition.

In April 2012, we acquired property in Treasure Island, Florida that includes a restaurant. Our restaurant operations could expose us to business risks that are different than the insurance business. For example, restaurant operations are dependent in large part on food, beverage, and supply costs that are not within our control. Also, the restaurant industry is affected by changes in consumer preferences and discretionary spending patterns that could adversely affect revenues from restaurant operations. Moreover, the restaurant industry is affected by litigation and publicity concerning food quality, health, and other issues which can cause guests to avoid restaurants and that can result in liabilities. Any one of these risks, among others, could negatively impact our operating results and financial condition.

Our operations in India expose us to additional risks which could negatively impact our business, operating results, and financial condition.

Our India operations expose us to additional risks including currency exchange rate fluctuations and risks related to other challenges caused by distance, language, and compliance with Indian labor laws and other complex foreign and U.S. laws and regulations that apply to our India operations. These numerous and sometimes conflicting laws and regulations include anti-corruption laws, such as the Foreign Corrupt Practices Act, and other local laws prohibiting corrupt payments to governmental officials, among others. Violations of these laws and regulations could result in fines and penalties, or criminal sanctions against us, our officers, or our employees. Although policies and procedures are designed to ensure compliance with these laws and regulations, there can be no assurance that our employees, contractors, or agents will not violate our policies.

Risks Related to the Notes

The Notes are not rated and the issuance of a credit rating could adversely affect the market price of the Notes.

At their issuance, the Notes will not be rated by any credit rating agency. Following their issuance, the Notes may be rated by one or more of the credit rating agencies. If the Notes are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Notes. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.

Ratings reflect only the views of the issuing credit rating agency or agencies and are not a recommendations to purchase, sell or hold any particular security, including the Notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to the Company and its business or the structure or market value of the Notes.

Changes in the credit markets could adversely affect the market price of the Notes.

Following the offering, the market price for the Notes will be based on a number of factors, including:

•	the prevailing interest rates being paid by other companies similar to us; and

•	the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes.

An increase in market interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market may not develop for the Notes, which could adversely affect the price of the Notes in the secondary market and your ability to resell the Notes should you desire to do so.

The Notes are a new issue of securities and there is no established trading market for the Notes. We intend to apply for listing of the Notes on the New York Stock Exchange, but there can be no assurance that the Notes will be approved for listing on the New York Stock Exchange. Even if the listing of the Notes on the New York Stock Exchange is approved, we cannot make any assurance as to:

•	the development of an active trading market;

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Notes; or

•	the price at which the holders would be able to sell their Notes.

If a trading market were to develop, the future trading prices of the Notes will depend on many factors, including prevailing interest rates, our credit ratings published by major credit rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market develops, there is no assurance that it will continue.

We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or credit rating, or otherwise adversely affect holders of the Notes.

Subject to certain exceptions relating to incurring certain liens or entering into certain sale and leaseback transactions, the terms of the Notes do not prevent us from entering into a variety of acquisition, divestiture, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes.

Our holding company structure results in structural subordination and may affect our ability to make payments on the Notes.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Notes or, subject to limited exceptions under certain intercompany agreements, to make any funds available to us to pay our obligations, whether by dividends, loans or other payments. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of Notes to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors.

In addition, Florida law limits the ability of an insurer, such as our insurance subsidiary, to pay dividends or distribute property to its stockholders. Our subsidiary is precluded from making dividend payments or distributions without prior approval of the Florida Office of Insurance Regulation if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains.

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes prior to maturity, as described under “Description of the Notes — Redemption and Repayment.” We may redeem the Notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

USE OF PROCEEDS

The net proceeds to be received by us from the offering, after deducting underwriting discounts and commissions and other offering expenses payable by us, are estimated to be approximately $33,610,000 (or $38,702,500 if the underwriter exercises its overallotment option in full). We expect to use the net proceeds for general corporate purposes including, among other things, working capital. Until the proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term investment securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
Ratio of earnings to fixed charges(1)	296.8	139.5	206.1	159.1	232.8
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	296.8	139.5	18.4	13.0	70.0

(1)

For purposes of calculating these ratios, earnings consist of net income to which has been added income taxes and fixed charges. Fixed charges consist of interest on all indebtedness, and one-third of rental expense (approximating the portion which represents interest). The ratio of earnings to fixed charges is computed by dividing earnings by the sum of fixed charges, and the ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and short-term investments, and capitalization at September 30, 2012 (i) on an actual basis and (ii) as adjusted to give effect to the sale of the Notes offered hereby in the aggregate principal amount of $35,000,000, and the deposit of the net proceeds of $33,610,000 in cash and cash equivalents. The table should be read in conjunction with our financial statements, the notes to our financial statements and the other financial data included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2012 (unaudited) (in thousands, except share amounts)
	Actual	As Adjusted
	(Dollars in thousands)
Cash and cash equivalents and short-term investments:
Cash and cash equivalents	$141,922	$175,532
Short-term investments	18,506	18,506

Total cash and cash equivalents and short-term investments	$160,428	$194,038

Notes offered hereby(1)	—	$35,000

Total debt	—	$35,000

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 331,525 shares issued and outstanding at September 30, 2012	—	—
Preferred stock (no par value, 18,500,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, no par value, authorized 40,000,000 shares, issued 9,601,019 shares	—	—
Additional paid-in capital	53,209	53,209
Retained earnings	46,045	46,045
Accumulated other comprehensive income	1,833	1,833

Total stockholders’ equity	101,087	101,087

Total capitalization	$101,087	$136,087

(1)	Excludes up to an additional $5,250,000 aggregate principal amount of Notes issuable upon the exercise of the underwriters’ overallotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our consolidated financial statements and related notes and information included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the SEC.

Overview

General

Homeowners Choice, Inc. is a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our principal revenues are earned premiums, which are reported net of reinsurance costs, and investment income. We cede a substantial portion of our earned premiums to reinsurers to mitigate risks primarily associated with hurricanes and other catastrophic events. Our principal expenses are claims from policyholders, policy acquisition costs, and other underwriting expenses. As of September 30, 2012, we had total assets of $282.3 million and stockholders’ equity of $101.1 million. Our net income was approximately $2.8 million and $17.1 million, respectively, for the three and nine months ended September 30, 2012. Income available to common stockholders was approximately $2.8 million and $16.8 million, respectively, for the three and nine months ended September 30, 2012.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens. The take-out program is a legislatively mandated program designed to reduce the state’s risk exposure by encouraging private companies to assume policies from Citizens. Policies were assumed in eight separate assumption transactions which took place from July 2007 through December 2010 and one additional assumption transaction which was completed in November 2012. In November 2011, we completed an assumption transaction with HomeWise through which we acquired the Florida policies of HomeWise. Substantially all of our premium revenue since inception has come from the policies acquired in these assumption transactions and subsequent renewals. Through the Citizens assumptions and the HomeWise acquisition, we have been able to increase our geographic diversification within the state of Florida.

We strive to retain these policies by offering competitive rates to our policyholders at premiums we consider commensurate with the risk.

We face various challenges to implementing our operating and growth strategies. Since our policies cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes such as hurricanes, tropical storms and tornadoes, which could have a significant effect on our business, results of operations, and financial condition. To mitigate our risk of such catastrophic losses, we cede a portion of our exposure to reinsurers under catastrophe excess of loss reinsurance treaties. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by regulation and supervision of our business by the State of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition. We believe recent trends in the competitive environment in Florida however, such as a de-emphasis of Florida property risk by large national insurers and efforts by the State of Florida to reduce exposure at Citizens, bode well for our competitive position in the market.

Recent Developments

On September 26, 2012, our Board of Directors fixed October 27, 2012 as the cancellation date for the warrants issued in our initial public offering. As such, record holders of those warrants had no further rights under the warrants on and after October 27, 2012.

On October 19, 2012, our Board of Directors declared quarterly and special dividends on our common shares of $0.225 and $0.10 per share, respectively. Both dividends were paid on December 21, 2012 to shareholders of record at the close of business November 16, 2012.

On October 25, 2012, shares of our common stock began trading on the New York Stock Exchange under the ticker symbol “HCI.”

Effective November 6, 2012, we assumed approximately 60,000 policies upon completion of our ninth assumption transaction with Citizens representing approximately $150 million in additional annualized premiums.

On December 3, 2012, the warrants held by Glencoe Acquisition, Inc. to purchase up to 500,000 shares of our common stock were exercised in full. Accordingly, as of the date of this prospectus supplement, we had no warrants outstanding.

On December 6, 2012, our Board of Directors declared cash dividends of $0.05833 per share on our Series A Cumulative Redeemable Preferred Stock for each of the months ending December 31, 2012, January 31, 2013, and February 28, 2013. The December 2012 dividend is payable on January 29, 2013 to shareholders of record at the close of business on January 2, 2013, and the January 2013 dividend is payable February 27, 2013 to shareholders of record at the close of business on February 1, 2013. The February 2013 dividend is payable March 27, 2013 to shareholders of record at the close of business on March 1, 2013.

Homeowners Choice Property & Casualty Insurance Company, Inc., our property and casualty subsidiary (“HCPCI”), received a Notice of 2012 Assessment from the Florida Insurance Guaranty Association, Inc. (“FIGA”) that was issued on November 21, 2012. All admitted carriers in Florida that operate in the statutorily covered lines of business are required to become members of FIGA, which was formed to provide a mechanism for the payment of covered claims in the event of the insolvency of an insurer. The assessment, which was approved by the Florida Office of Insurance Regulation, is equal to 0.9% of each insurer’s net direct written premiums for the 2011 calendar year from specified categories of property and liability lines of business. The amount of HCPCI’s FIGA assessment was approximately $1.1 million, a portion of which will result in a pre-tax charge to our operations in the fourth quarter of 2012, although HCPCI has made a rate filing that we expect will enable it to recover the amount of this assessment from its policyholders.

Results of Operations

Comparison of the Year Ended December 31, 2011 to the Year Ended December 31, 2010

The following table summarizes our results of operations for the years ended December 31, 2011 and 2010 (dollars in thousands, except per share amounts):

	Year Ended December 31,
	2011	2010
Operating Revenue
Gross premiums earned	$143,606	119,757
Premiums ceded	(56,360)	(57,322)

Net premiums earned	87,246	62,435

Net investment income	2,180	1,962
Realized investment gains	267	2,003
Policy fee income	1,438	1,464
Gain on bargain purchase	936	—
Other Income	2,772	751

Total operating revenue	94,839	68,615

Operating Expenses
Losses and loss adjustment expenses	48,243	37,667
Policy acquisition and other underwriting expenses	18,129	14,878
Other operating expenses	12,062	7,484

Total operating expenses	78,434	60,029

Income before income taxes	16,405	8,586
Income taxes	6,441	3,164

Net income	9,964	5,422
Preferred stock dividends	(815)	—

Income available to common stockholders	$9,149	5,422

Per Share Data:
Basic earnings per common share	$1.49	$0.88

Diluted earnings per common share	$1.34	$0.81

Dividends per common share	$0.53	$0.30

Ratios to Net Premiums Earned:
Loss Ratio	55.30%	60.33%
Expense Ratio	34.61%	35.82%

Combined Ratio	89.91%	96.15%

Ratios to Gross Premiums Earned:
Loss Ratio	33.59%	31.45%
Expense Ratio	21.02%	18.67%

Combined Ratio	54.61%	50.12%

Our results of operations for the year ended December 31, 2011 reflect income available to common stockholders of $9.1 million, or $1.34 earnings per diluted common share, compared to income available to common stockholders of $5.4 million, or $0.81 earnings per diluted common share, for the year ended December 31, 2010. Our results for the year ended December 31, 2011 include a bargain purchase gain of $936,000 ($575,000 net of tax), or $0.08 diluted earnings per common share. The bargain purchase gain relates to our business acquisition completed in April 2011.

Revenue

Gross Premiums Earned for the year ended December 31, 2011 were $143.6 million and principally reflect the revenue from policies acquired from Citizens and HomeWise. The policies acquired from HomeWise in November 2011 contributed approximately $18.3 million to our 2011 gross premiums earned. Gross premiums earned for the year ended December 31, 2010 were $119.8 million and principally reflect the revenue from policies we acquired from Citizens.

Premiums Ceded for the years ended December 31, 2011 and 2010 were $56.4 million and $57.3 million, respectively. Our premiums ceded represent amounts paid to reinsurers to cover losses from catastrophes that exceed the thresholds defined by our catastrophe excess of loss reinsurance treaties. Our reinsurance rates are based primarily on policy exposures reflected in gross premiums earned. Premiums ceded were 39.2% and 47.9% of gross premiums earned during the years ended December 31, 2011 and 2010, respectively.

Net Premiums Earned for the years ended December 31, 2011 and 2010 were $87.2 million and $62.4 million, respectively, and reflect the gross premiums earned less reinsurance costs as described above. Net premiums earned increased by $24.8 million in 2011 as compared to 2010 as a result of the $23.8 million increase in gross premiums earned combined with a slight decrease of $1.0 million in premiums ceded.

Net Premiums Written during the years ended December 31, 2011 and 2010 totaled $130.9 million and $59.0 million, respectively. Net premiums written represent the premiums charged on policies issued during a fiscal period less reinsurance costs. The significant increase in 2011 as compared to 2010 is directly attributed to the HomeWise assumption completed in November 2011.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the years ended December 31, 2011 and 2010 (in thousands):

	Year Ended December 31,
	2011	2010
Net Premiums Written	$130,889	58,960
(Increase) decrease in Unearned Premiums	(43,643)	3,475

Net Premiums Earned	$87,246	62,435

Net Investment Income for the years ended December 31, 2011 and 2010 was $2.2 million and $2.0 million, respectively. There were no other than temporary impairments recorded during the years ended December 31, 2011 and 2010.

Policy Fee Income. Policy Fee Income for the years ended December 31, 2011 and 2010 was $1.4 million and $1.5 million, respectively, and reflects the policy fee income we earn with respect to our issuance of renewal policies.

Realized Investment Gains for the years ended December 31, 2011 and 2010 of $0.3 million and $2.0 million, respectively, reflects the net gain realized from sales of securities during the period.

Gain on Bargain Purchase was $936,000 ($575,000 net of tax), or $0.08 diluted earnings per common share, for the year ended December 31, 2011. The bargain purchase gain relates to our business acquisition completed in April 2011. We had no business acquisitions in 2010.

Other Income for the years ended December 31, 2011 and 2010 was $2.8 million and $0.8 million, respectively. During the year ended December 31, 2011, other income is primarily income from our marina operations and rental income from our Tampa office building. Our other income in 2010 is primarily rental income from our Tampa office building.

Expenses

Our Losses and Loss Adjustment Expenses amounted to $48.2 million and $37.7 million, respectively, during the years ended December 31, 2011 and 2010.

Our losses and loss adjustment expense reserves (“Reserves”), which are more fully described below under “Critical Accounting Policies and Estimates,” are specific to homeowners insurance, which is our only line of business. These Reserves include both case reserves on reported claims and our reserves for incurred but not reported (“IBNR”) losses. At each period-end date, the balance of our Reserves is based on our best estimate of the ultimate cost of each claim for those known cases and the IBNR loss reserves are estimated based primarily on our historical experience. Our Reserves increased from $22.1 million at December 31, 2010 to $27.4 million at December 31, 2011. The $5.3 million increase in our Reserves during 2011 is comprised of $17.5 million in new reserves specific to the year ended December 31, 2011 offset by reductions of $8.8 million and $3.4 million in our Reserves for 2010 and 2009 and prior years, respectively. The $17.5 million in Reserves established for 2011 claims is due to the increase in our policy exposure, which resulted in an increase in the amount of reported losses in 2011. The decrease of $12.2 million specific to our 2010 and prior accident-year reserves is due to favorable development arising from lower than expected loss development during 2011 relative to expectations used to establish our Reserve estimates at the end of 2010. Factors that are attributable to this favorable development may include a lower severity of claims than the severity of claims considered in establishing our Reserves and actual case development may be more favorable than originally anticipated.

Policy Acquisition and Other Underwriting Expenses for the years ended December 31, 2011 and 2010 of $18.1 million and $14.9 million, respectively, primarily reflect the amortization of deferred acquisition costs, commissions payable to agents for production and renewal of policies, and premium taxes and policy fees. The $3.2 million increase in 2011 is primarily attributable to an increase in our commissions, premium taxes, and other underwriting expenses directly attributable to policy renewals, commissions specific to policies assumed in 2011, and increases in our payroll and other underwriting expenses required to manage our policies in force.

Other Operating Expenses for the years ended December 31, 2011 and 2010 were $12.1 million and $7.5 million, respectively. Such expenses include administrative compensation and related benefits, corporate insurance, professional fees, office lease and related expenses, information system expense, and other general and administrative costs. The $4.6 million increase is primarily attributable to increases in compensation and related expenses, expenses related to our real estate and marina operations, and other general administrative costs of $2.4 million, $1.4 million, and $0.8 million, respectively. As of December 31, 2011, we had 187 employees of which 68 were located in Noida, India and 119 were located primarily at our headquarters in Tampa, Florida. As of December 31, 2010 we had 76 employees.

Income Taxes for the years ended December 31, 2011 and 2010 were $6.4 million and $3.2 million, respectively, for state and federal income taxes resulting in an effective tax rate of 39.3% for 2011 and 36.9% for 2010.

Ratios

The loss ratio applicable to the year ended December 31, 2011 (loss and loss adjustment expenses related to net premiums earned) was 55.3% compared to 60.3% for the year ended December 31, 2010. Our loss ratio was positively impacted by a significant increase in our gross premiums earned during 2011 (see Gross Premiums Earned above).

The expense ratio applicable to the year ended December 31, 2011 (policy acquisition and other underwriting expenses related to net premiums earned plus compensation, employee benefits, and other operating expenses) was 34.6% compared to 35.8% for the year ended December 31, 2010. The decrease in our expense ratio is attributable to the significant increase in our gross premiums earned as we experienced an increase in our policy acquisition and other underwriting expenses during 2011 (see Policy Acquisition and Other Underwriting Expenses above).

The combined loss and expense ratio (total of all expenses related to net premiums earned) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100% generally reflects profitable underwriting results. A combined ratio over 100% generally reflects unprofitable underwriting results. Our combined ratio for the year ended December 31, 2011 was 89.9% compared to 96.2% for the year ended December 31, 2010.

Due to the impact our reinsurance costs have on net premiums earned from period to period, our management believes the combined loss and expense ratio measured to gross premiums earned is more relevant in assessing overall performance. The combined loss and expense ratio to gross premiums earned for the year ended December 31, 2011 was 54.6% compared to 50.1% for the year ended December 31, 2010.

Comparison of the Nine Months ended September 30, 2012 to the Nine Months ended September 30, 2011

The following table summarizes our results of operations for the nine months ended September 30, 2012 and 2011 (dollars in thousands, except per share amounts):

	Nine Months Ended September 30,
	2012	2011
Operating Revenue
Gross premiums earned	161,579	93,855
Premiums ceded	(53,475)	(41,607)

Net premiums earned	108,104	52,248

Net investment income	871	1,557
Policy fee income	2,167	1,278
Realized investment (losses) gains	26	416
Gain on bargain purchase	179	936
Other income	641	808

Total operating revenue	111,988	57,243

Operating Expenses
Losses and loss adjustment expenses	50,382	31,357
Policy acquisition and other underwriting expenses	19,690	10,572
Other operating expenses	13,401	6,932

Total operating expenses	83,473	48,861

Income before income taxes	28,515	8,382
Income taxes	11,459	3,214

Net income	17,056	5,168
Preferred stock dividends	(286)	(596)

Income available to common stockholders	16,770	4,572

Per Share Data:
Basic earnings per common share	$2.08	$0.75

Diluted earnings per common share	$1.79	$0.70

Dividends per common share	$0.55	$0.30

Ratios to Net Premiums Earned:
Loss Ratio	46.61%	60.02%
Expense Ratio	30.61%	33.50%

Combined Ratio	77.22%	93.52%

Ratios to Gross Premiums Earned:
Loss Ratio	31.18%	33.41%
Expense Ratio	20.48%	18.65%

Combined Ratio	51.66%	52.06%

Our results of operations for the nine months ended September 30, 2012 reflect income available to common stockholders of $16.8 million, or $1.79 earnings per diluted common share, compared to income available to common stockholders of $4.6 million, or $0.70 earnings per diluted common share, for the nine months ended September 30, 2011. Our results for the nine months ended September 30, 2012 and 2011 include bargain purchase gains on acquisitions of $179,000 ($119,000 net of tax) and $936,000 ($575,000 net of tax), respectively, or $0.02 and $0.08 diluted earnings per common share, respectively.

Revenue

Gross Premiums Earned for the nine months ended September 30, 2012 were $161.6 million and reflect the revenue from policies acquired from HomeWise and subsequent renewals and policies originally assumed from Citizens and subsequent renewals. Gross premiums earned for the nine months ended September 30, 2011 were $93.9 million and principally reflect the revenue from policies assumed from Citizens and subsequent renewals.

Premiums Ceded for the nine months ended September 30, 2012 and 2011 were $53.5 million and $41.6 million, respectively. Our premiums ceded represent amounts paid to reinsurers to cover losses from catastrophes that exceed the thresholds defined by our catastrophe excess of loss reinsurance treaties. Our reinsurance rates are based primarily on policy exposures reflected in gross premiums earned. Premiums ceded were 33.1% and 44.3% of gross premiums earned during the nine months ended September 30, 2012 and 2011, respectively. The decrease in 2012 is primarily due to lower costs during the first five months of 2012 related to policies assumed from HomeWise, which were subject to minimal reinsurance premiums.

Net Premiums Earned for the nine months ended September 30, 2012 and 2011 were $108.1 million and $52.2 million, respectively, and reflect the gross premiums earned less reinsurance costs as described above.

Net Premiums Written during the nine months ended September 30, 2012 and 2011 totaled $120.3 million and $65.5 million, respectively. Net premiums written represent the premiums charged on policies issued during a fiscal period less reinsurance costs.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the nine months ended September 30, 2012 and 2011 (in thousands):

	Nine Months Ended September 30,
	2012	2011
Net Premiums Written	$120,273	65,502
Increase in Unearned Premiums	(12,169)	(13,254)

Net Premiums Earned	$108,104	52,248

Net Investment Income for the nine months ended September 30, 2012 and 2011 was $0.9 million and $1.6 million, respectively. The decline in 2012 is primarily due to operating losses of the business activities associated with the real estate we acquired in April 2012. There were no other-than-temporary impairments recorded during the nine months ended September 30, 2012 and 2011.

Policy Fee Income for the nine months ended September 30, 2012 and 2011 was $2.2 million and $1.3 million, respectively, and reflects the policy fee income we earn with respect to our issuance of renewal policies. This increase is primarily due to the renewal of policies assumed in November 2011.

Realized Investment Gains for the nine months ended September 30, 2012 and 2011 of $26,000 and $416,000, respectively, reflects the net gain realized from sales of securities during the period.

Gain on Bargain Purchase was $179,000 ($119,000 net of tax), or $0.02 diluted earnings per common share, and $936,000 ($575,000 net of tax), or $0.08 diluted earnings per common share, for the nine months ended September 30, 2012 and 2011, respectively. The bargain purchase gains relates to our business acquisitions completed in April 2012 and in April 2011.

Other Income for the nine months ended September 30, 2012 and 2011 was $0.6 million and $0.8 million, respectively.

Expenses

Our Losses and Loss Adjustment Expenses amounted to $50.4 million and $31.4 million, respectively, during the nine months ended September 30, 2012 and 2011. Our losses for the nine months ended September 30, 2012 include approximately $1.3 million and $2.7 million related to case reported claims from Tropical Storm Debby and Tropical Storm Isaac, respectively, which occurred in June and August 2012.

Our losses and loss adjustment expense reserves (“Reserves”), which are more fully described below under “Critical Accounting Policies and Estimates,” are specific to homeowners insurance, which is our only line of business. These Reserves include both case reserves on reported claims and our reserves for incurred but not reported (“IBNR”) losses. At each period-end date, the balance of our Reserves is based on our best estimate of the ultimate cost of each claim for those known cases and the IBNR loss reserves are estimated based primarily on our historical experience. Our Reserves increased from $27.4 million at December 31, 2011 to $38.7 million at September 30, 2012. The $11.3 million increase in our Reserves is comprised of $26.2 million in new reserves specific to the nine months ended September 30, 2012 offset by reductions of $11.0 million and $3.9 million in our Reserves for 2011 and 2010 and prior accident years, respectively. The $26.2 million in Reserves established for 2012 claims is due to the increase in our policy exposure, which resulted in an increase in the amount of reported losses in 2012. The decrease of $14.9 million specific to our 2011 and 2010 and prior accident-year reserves is due to favorable development arising from lower than expected loss development during 2012 relative to expectations used to establish our Reserves at the end of 2011. Factors that are attributable to this favorable development may include a lower severity of claims than the severity of claims considered in establishing our initial Reserves and actual case development may be more favorable than originally anticipated.

Policy Acquisition and Other Underwriting Expenses for the nine months ended September 30, 2012 and 2011 were $19.7 million and $10.6 million, respectively, and primarily reflect the amortization of deferred acquisition costs, commissions payable to agents for production and renewal of policies, premium taxes, marketing costs, and policy fees. The $9.1 million increase in 2012 is primarily attributable to commissions and premium taxes related to the increase in policy renewals in 2012 combined with the one-time, $1.2 million adjustment specific to our adoption in January 2012 of Financial Accounting Standards Board Accounting Standards Update No. 2010-26.

Other Operating Expenses for the nine months ended September 30, 2012 and 2011 were $13.4 million and $6.9 million, respectively. The $6.5 million increase is primarily attributable to a $4.0 million increase in compensation and related expenses and a $2.5 million increase in our administrative costs, which include a variety of professional service fees, license fees, corporate insurance, lease expense, information system expense, and other general expenses. As of September 30, 2012, we had 137 employees located at our headquarters in Tampa, Florida compared to 93 employees as of September 30, 2011. We also have 62 employees located in Noida, India at September 30, 2012 versus none at September 30, 2011.

Income Taxes for the nine months ended September 30, 2012 and 2011 were $11.5 million and $3.2 million, respectively, for state, federal, and foreign income taxes resulting in an effective tax rate of 40.2% for 2012 and 38.3% for 2011. The increase in our effective tax rate in 2012 is primarily due to required minimum foreign income taxes related to our operations in India, which were acquired in November 2011.

Ratios

The loss ratio applicable to the nine months ended September 30, 2012 (loss and loss adjustment expenses related to net premiums earned) was 46.6% compared to 60.0% for the nine months ended September 30, 2011.

The expense ratio applicable to the nine months ended September 30, 2012 (policy acquisition and other underwriting expenses related to net premiums earned plus compensation, employee benefits, and other operating expenses) was 30.6% compared to 33.5% for the nine months ended September 30, 2011 (see Other Operating Expenses above).

The combined loss and expense ratio (total of all expenses related to net premiums earned) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100% generally reflects profitable underwriting results. A combined ratio over 100% generally reflects unprofitable underwriting results. Our combined ratio for the nine months ended September 30, 2012 was 77.2% compared to 93.5% for the nine months ended September 30, 2011.

Due to the impact our reinsurance costs have on net premiums earned from period to period, our management believes the combined loss and expense ratio measured to gross premiums earned is more relevant in assessing overall performance. The combined loss and expense ratio to gross premiums earned for the nine months ended September 30, 2012 was 51.7% compared to 52.1% for the nine months ended September 30, 2011.

Seasonality of Our Business

Our insurance business is seasonal as hurricanes and tropical storms typically occur during the period from June 1 through November 30 each year. With our reinsurance treaty year effective June 1 each year, any variation in the cost of our reinsurance, whether due to changes in reinsurance rates or changes in the total insured value of our policy base, will occur and be reflected in our financial results beginning June 1 each year.

Liquidity and Capital Resources

Since inception, our liquidity requirements have been met through issuance of our common and preferred stock and funds from operations. We expect our future liquidity requirements will be met by funds from operations, primarily the cash received by our insurance subsidiary from premiums written and investment income.

Our insurance subsidiary requires liquidity and adequate capital to meet ongoing obligations to policyholders and claimants and to fund operating expenses. In addition, we attempt to maintain adequate levels of liquidity and surplus to manage any differences between the duration of our liabilities and invested assets. In the insurance industry, cash collected for premiums from policies written is invested, interest and dividends are earned thereon, and loss and loss adjustment expenses are paid out over a period of years. This period of time varies by the circumstances surrounding each claim. A substantial portion of our losses and loss expenses are fully settled and paid within 90 days of the claim receipt date. Additional cash outflow occurs through payments of underwriting costs such as commissions, taxes, payroll, and general overhead expenses.

We believe that we maintain sufficient liquidity to pay our insurance subsidiary’s claims and expenses, as well as satisfy commitments in the event of unforeseen events such as reinsurer insolvencies, inadequate premium rates, or reserve deficiencies. We maintain a comprehensive reinsurance program at levels management considers adequate to diversify risk and safeguard our financial position.

In the future, we anticipate our primary use of funds will be to pay reinsurance costs, claims, and operating expenses.

Common Stock

On April 19, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which we agreed to sell 1,600,000 shares of our common stock, no par value per share (the “Common Stock”), for $11.75 per share, less a 6.0% underwriting commission. Under the terms of the Underwriting Agreement, we granted the underwriter an option to purchase up to an additional 240,000 shares of Common Stock at the public offering price, less a 6.0% underwriting commission, within 45 days from the date of the Underwriting Agreement to cover over-allotments, if any. The offering was made pursuant to our effective registration statement on Form S-3, as amended (Registration Statement No. 333-180322), and the Prospectus Supplement

dated April 19, 2012. On April 23, 2012, the underwriter elected to fully exercise its overallotment option. The closing of the sale of an aggregate of 1,840,000 shares of Common Stock occurred on April 25, 2012. The offering resulted in aggregate gross proceeds to us of approximately $21.6 million and net proceeds of approximately $20.1 million after underwriting commissions and offering expenses.

Preferred Stock

On March 25, 2011, we closed our preferred stock offering under which a total of 1,247,700 shares of our Series A cumulative convertible preferred stock (“Series A Preferred”) were sold for gross proceeds of approximately $12.5 million and net proceeds after offering costs of approximately $11.3 million. Dividends on the Series A Preferred are cumulative from the date of original issue and accrue on the last day of each month, at an annual rate of 7.0% of the $10.00 liquidation preference per share, equivalent to a fixed annual amount of $0.70 per share. Accrued but unpaid dividends accumulate and earn additional dividends at 7.0%, compounded monthly.

Shareholders of Series A Preferred may convert all or any portion of their shares, at their option, at any time, into shares of our common stock at an initial conversion rate of one share of common stock for each share of Series A Preferred, which is equivalent to an initial conversion price of $10.00 per share; provided, however, that we may terminate this conversion right on or after March 31, 2014, if for at least twenty trading days within any period of thirty consecutive trading days, the market price of our common stock exceeds the conversion price of the Series A Preferred by more than 20% and our common stock is then traded on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the NYSE Amex. The condition for terminating the conversion right has already occurred. Under certain circumstances, we will be required to adjust the conversion rate. The initial conversion price of $10.00 per share is subject to proportionate adjustment in the event of stock splits, reverse stock splits, stock dividends, or similar changes with respect to our common stock. During the nine months ended September 30, 2012, holders of 916,175 shares of Series A Preferred converted their Series A Preferred shares to 916,175 shares of common stock. There were 331,525 shares of Series A Preferred outstanding as of September 30, 2012. Shareholders of record of our Series A Preferred at the close of business on a date for determining shareholders entitled to dividends will be entitled to receive the dividends payable on their Series A Preferred shares on the corresponding dividend payment date notwithstanding the conversion of such Series A Preferred shares before the dividend payment date. The Series A Preferred terms include a provision requiring such shareholders to pay an amount equal to the amount of the dividend payable. However, we have permanently waived that requirement.

The Series A Preferred is not redeemable prior to March 31, 2014. If we issue a conversion cancellation notice, the Series A Preferred will be redeemable on or after March 31, 2014 for cash, at our option, in whole or in part, at $10.00 per share, plus accrued and unpaid dividends to the redemption date. Otherwise, the Series A Preferred will be redeemable for cash, at our option, in whole or in part, at a redemption price equal to $10.40 per share for redemptions on or after March 31, 2014; $10.20 per share for redemptions on or after March 31, 2015; and $10.00 per share for redemptions on or after March 31, 2016, in each case, plus accrued and unpaid dividends to the redemption date.

The Series A Preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption requirements.

Holders of the Series A Preferred shares generally have no voting rights, except under limited circumstances, and holders are entitled to receive cumulative preferential dividends when and as declared by our Board of Directors.

Cash Flows

Our cash flows from operating, investing and financing activities for the nine months ended September 30, 2012 and for the years ended December 31, 2011 and 2010 are summarized below.

Cash Flows for the Nine Months ended September 30, 2012

Net cash provided by operating activities for the nine months ended September 30, 2012 was approximately $37.3 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $13.7 million was primarily due to our business acquisition completed in April 2012 of $8.2 million, the purchases of available-for-sale securities of $15.6 million, the purchases of other investments of approximately $1.1 million, and the purchases of $1.0 million in property and equipment offset by redemptions of time deposits of $5.2 million, and the proceeds from sales of available-for-sale securities of $7.0 million. Net cash provided by financing activities totaled $17.9 million, which was primarily due to $20.1 million from the issuance of common stock and $2.5 million from the exercise of common stock warrants offset by $5.1 million in cash dividends paid.

Cash Flows for the Year ended December 31, 2011

Net cash provided by operating activities for the year ended December 31, 2011 was approximately $56.0 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $17.0 million was primarily due to our business acquisitions completed in 2011 of $5.3 million, the purchases of fixed maturity and equity securities of $37.8 million offset by the proceeds from sales of fixed maturity and equity securities of $27.9 million, time deposit redemptions of $1.6 million, and the purchase of $3.3 million in property and equipment. Net cash provided by financing activities totaled $6.4 million, which was primarily due to $11.3 million from the issuance of preferred stock and $0.8 million related to stock options exercised offset by $3.8 million in cash dividends paid and $1.9 million used to repurchase our common shares.

Cash Flows for the Year ended December 31, 2010

Net cash provided by operating activities for the year ended December 31, 2010 was approximately $16.1 million, which resulted primarily from the $19.5 million of premiums collected from Citizens offset by $10.6 million from reinsurance premiums prepaid in 2010 and $7.2 million cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities was approximately $0.2 million of which $7.3 million was contributed from investment sales net of investment purchases offset by $7.5 million used to purchase property and equipment. Net cash used in financing activities totaled $4.5 million, which was primarily due to $3.6 million used to repurchase our shares and $1.9 million used to pay dividends offset by approximately $1.0 million from proceeds and tax benefits related to stock option exercises.

Investments

The main objective of our investment policy is to maximize our after-tax investment income with a minimum of risk given the current financial market. Our excess cash is invested primarily in money market accounts, time deposits (i.e. CDs maturing in more than twelve months), and available-for-sale investments.

At September 30, 2012 and December 31, 2011, we had $50.9 million and $39.8 million, respectively, of available-for-sale investments, which are carried at fair value. Changes in the general interest rate environment affect the returns available on new fixed-maturity investments. While a rising interest rate environment enhances the returns available on new investments, it reduces the market value of existing fixed-maturity investments and thus the availability of gains on disposition. A decline in interest rates reduces the returns available on new fixed-maturity investments but increases the market value of existing fixed-maturity investments, creating the opportunity for realized investment gains on disposition.

With the exception of large national banks, it is our current policy not to maintain cash deposits of more than an aggregate of $5.5 million in any one bank at any time. From time to time, we may have in excess of $5.5 million of cash designated for investment and on deposit at a single national brokerage firm. In the future, we may alter our investment policy to include or increase investments in federal, state and municipal obligations, preferred and common equity securities and real estate mortgages, as permitted by applicable law, including insurance regulations.

Off-Balance Sheet Arrangements

As of September 30, 2012 and December 31, 2011, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of SEC Regulation S-K.

Critical Accounting Policies and Estimates

We have prepared our consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus, in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments to develop amounts reflected and disclosed in our financial statements.

Material estimates that are particularly susceptible to significant change in the near term are related to Reserves, which include amounts estimated for claims incurred but not yet reported. Reserves are determined by establishing liabilities in amounts estimated to cover incurred losses and loss adjustment expenses. Such Reserves are determined based on our assessment of claims reported and the development of pending claims and are specifically based on individual case estimates for the reported losses and loss adjustment expenses and estimates of such amounts that are incurred but not reported (“IBNR”). Changes in the estimated liability are charged or credited to operations as the losses and loss adjustment expenses are adjusted.

The IBNR amount represents our estimate of the ultimate cost of all claims that have occurred but have not been reported to us, and in some cases may not yet be known to the insured, and future development of reported claims. Estimating the IBNR component of our Reserves involves considerable judgment on the part of management. At September 30, 2012, $17.7 million of the total $38.7 million we have reserved for losses and loss adjustment expenses is specific to our estimate of IBNR. The remaining $21.0 million relates to known cases which have been reported but not yet fully settled in which case we have booked a reserve based on our best estimate of the ultimate cost of each claim. At September 30, 2012, $7.3 million of the $21.0 million in reserves for known cases relates to claims incurred during prior years.

Based on all information known to us, we believe our Reserves at September 30, 2012 are adequate to cover our claims for losses that had occurred as of that date including losses yet to be reported. However, these estimates are subject to trends in claim severity and frequency and must continually be reviewed by management. As part of the process, we review historical data and consider various factors, including known and anticipated regulatory and legal developments, changes in social attitudes, inflation and economic conditions. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases to the existing unpaid losses and loss adjustment expenses. Adjustments are reflected in the results of operations in the period in which they are made and the liabilities may deviate substantially from prior estimates.

In addition to Reserves, we believe our accounting policies specific to premium revenue recognition, losses and loss adjustment expenses, reinsurance, deferred policy acquisition costs, income taxes, and stock-based compensation expense involve our most significant judgments and estimates material to our consolidated financial statements. These accounting estimates and related risks that we consider to be our critical accounting estimates are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2011, which we filed with the SEC on March 30, 2012. For the nine months ended September 30, 2012, there have been no material changes with respect to any of our critical accounting policies apart from the change in accounting for our deferred policy acquisition costs as prescribed by the accounting standards update we adopted in January 2012.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements and the impact of these pronouncements on our consolidated financial statements, see Note 2 to our Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 13, 2012.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus, to which reference is made. References to “we,” “us” and “our” in this section are only to Homeowners Choice, Inc. and not to its subsidiaries.

General

The Notes will be issued under an indenture to be dated as of January 17, 2013, between us and The Bank of New York Mellon Trust Company, N.A., as Trustee, the form of which is filed as an exhibit to the Registration Statement, as amended and supplemented by a supplemental indenture to be dated as of January 17, 2013, between us and the Trustee (as so amended and supplemented or otherwise modified from time to time, the “Indenture”). The Notes will be a separate series of our “senior debt securities” (as that term is used in the accompanying prospectus).

We will initially issue a total of $35,000,000 aggregate principal amount of Notes. We have granted the underwriter an option, to purchase up to an additional $5,250,000 aggregate principal amount of Notes, within 30 days from the date of this prospectus supplement solely to cover overallotments, if any.

The indenture does not limit the amount of senior debt securities that we may issue under the indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue senior debt securities having the same terms (except for the issue date, and, in some cases, the public offering price, the initial interest accrual date, and the first interest payment date) as, and ranking equally and ratably with, the Notes. Any additional senior debt securities having such similar terms, together with the Notes, will constitute a single series of senior debt securities under the indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the Notes.

The Notes will mature on January 30, 2020. Interest on the Notes will accrue from January 17, 2013 at a rate of 8.00% per year and will be payable quarterly on January 30, April 30, July 30 and October 30 (each an “Interest Payment Date”), commencing on April 30, 2013. On an Interest Payment Date, interest will be paid to the persons in whose names the Notes were registered as of the close of business on the record date which shall be the fifteenth day preceding the respective Interest Payment Date (whether or not a business day).

The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date falls on a Saturday, Sunday, legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close, then payment of interest will be made on the next succeeding business day and no additional interest will accrue because of the delayed payment.

The Notes will be available for purchase in denominations of $25 and integral multiples of $25 in book-entry form only. See “— Book-Entry System; Delivery and Form.”

Because HCI is a holding company which conducts substantially all of its operations through subsidiaries, HCI’s right, and hence the right of HCI’s creditors (including the holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of HCI itself as a creditor of the subsidiary may be recognized.

Ranking

The Notes will be our senior unsecured obligations, and will rank on a parity with all of our other existing and future senior unsecured obligations.

Substantially all of our operations are conducted through our subsidiaries. The Notes will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the Notes to participate in those assets will be subject to prior claims of creditors of the subsidiary. As a result, the Notes will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. As of September 30, 2012, our subsidiaries had no outstanding indebtedness. In addition, to the extent the Notes are unsecured, the Notes will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

Trading Characteristics

We expect the Notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Notes that is not included in their trading price. Any portion of the trading price of a note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Notes. See “Material Federal Income Tax Considerations” below.

Redemption and Repayment

The Notes will be redeemable at our option, in whole or in part, at any time on and after January 30, 2016, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. Additionally, we may at any time repurchase Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation. You will not have the right to require us to repay Notes prior to maturity. We are not required to establish a sinking fund to retire the Notes prior to maturity.

Certain Covenants

In addition to the covenants described in the accompanying prospectus under “Description of Debt Securities,” the following covenants will apply to the Notes:

Limitation on Liens on Stock of Designated Subsidiaries

So long as any Notes are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the Notes and any other senior debt securities outstanding and, if we elect, any other indebtedness that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

The term “designated subsidiary” means any present or future consolidated subsidiary that (i) either (a) is a domestic insurance company subject to oversight by any federal or state insurance regulatory authority or (b) directly or indirectly beneficially owns a majority of the capital stock of a subsidiary described in the preceding clause (i)(a) and (ii) has a consolidated net worth that constitutes at least 5% of our consolidated net worth.

The term “indebtedness” means, with respect to any person:

•	the principal of and any premium and interest on:

•	indebtedness for money borrowed; and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•	all capitalized lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•

all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

•

all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•

all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

So long as any Notes are outstanding and except as may be required by any law, rule or regulation, we will not, directly or indirectly, (A) issue, sell, assign, transfer or otherwise dispose of any shares of capital stock of, or any securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights) of any designated subsidiary or any subsidiary that, directly or indirectly, owns the capital stock of a designated subsidiary or (B) permit any designated subsidiary or any subsidiary that directly or indirectly owns capital stock of a designated subsidiary to issue, other than to us or a wholly-owned subsidiary, shares, securities, warrants, rights or options (other than director’s qualifying shares and preferred stock having no voting rights) of the designated subsidiary or of any subsidiary that directly or indirectly owns the capital stock of a designated subsidiary, unless, in the case of either (A) or (B), after giving effect to such transaction and, if applicable, the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, at least 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

Notwithstanding the foregoing, subject to the provisions described in the accompanying prospectus under “Description of Debt Securities — Merger,” we may, directly or indirectly, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is equal to at least the fair market value of such capital stock as determined by our board.

Book-Entry System; Delivery and Form

The Notes will be issued only in book-entry form through the facilities of The Depository Trust Company (the “Depositary”) and will be in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will be represented by a Global Security (the “Global Security”) and will be registered in the name of a nominee of the Depositary.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities. The Depositary’s participants include securities brokers and dealers (including the underwriter), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants. The rules applicable to the Depositary and its participants are on file with the SEC.

Upon the issuance of the Global Security, the Depositary will credit its participants’ accounts on its book-entry registration and transfer system with their respective principal amounts of the Notes represented by such Global Security. The underwriter designates which participants’ accounts will be credited. The only persons who may own beneficial interests in the Global Security will be the Depositary’s participants or persons that hold interests through such participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of its participants), and on the records of its participants (with respect to interests of persons other than such participants). The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to transfer your interest in the Notes.

So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or its nominee will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture. Except as provided below or as we may otherwise agree in our sole discretion, owners of beneficial interests in a Global Security will not be entitled to have Notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture.

Principal and interest payments on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. None of HCI, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the Depositary for the Notes or its nominee, upon receipt of any payment of principal or interest, will credit immediately its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Notes as shown on the records of the Depositary or its nominee. We also expect that payments by such participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices. These payments will be the responsibility of the participants. The Global Security may not be transferred except as a whole to the Depositary, to another nominee of the Depositary or to a successor Depositary selected or approved by us or to a nominee of that successor Depositary. A Global Security is exchangeable for definitive notes in registered form in authorized denominations only if:

•	the Depositary notifies us that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by us within 90 days;

•

the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor corporation is not appointed by us within 90 days; or

•	we, in our sole discretion and subject to the procedures of the Depositary, determine not to require that all of the Notes be represented by a Global Security.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relevant to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions, and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial, or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

The following discussion does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of beneficial holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, or investors in pass-through entities and the applicable pass-through entity, including partnerships and Subchapter S corporations that invest in our Notes. In addition, this discussion is limited to beneficial owners who are the initial purchasers of the Notes at their original issue price and hold the Notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, any foreign tax laws or any tax treaties.

THIS DISCUSSION IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

The term “U.S. holder” means a beneficial owner of a Note that is:

•	an individual who is a citizen of the United States or who is a resident alien of the United States for U.S. federal income tax purposes;

•

a corporation or other entity taxable for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of Interest

All of the Notes are expected to be issued at face value or a de minimis discount to face value and will bear interest at a fixed rate. Accordingly, interest on a Note will generally be includable in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, or Disposition

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a Note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a Note is attributable to accrued but unpaid interest on the Note (which amount will be taxable as ordinary income to the extent not previously included in income), and (ii) the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally equal the cost of the Note to such U.S. holder.

Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, redemption, retirement, or other taxable disposition, the Note has been held by the U.S. holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower U.S. federal income tax rate on their net long-term capital gains than that applicable to ordinary income. U.S. holders are subject to certain limitations on the deductibility of their capital losses.

Information Reporting and Backup Withholding

U.S. holders of Notes, except for certain exempt recipients, will generally be subject to information reporting and backup withholding on payments of interest, principal, gross proceeds from a disposition of Notes. Backup withholding generally applies only if the U.S. holder:

•	fails to furnish a social security or other taxpayer identification number within a reasonable time after a request for such information;

•	furnishes an incorrect taxpayer identification number;

•	fails to report interest or dividends properly; or

•

fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is its correct number and that the U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided such U.S. holder timely furnishes the required information to the IRS. Certain persons are exempt from back-up withholdings. U.S. holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. We cannot refund amounts once withheld.

We will furnish annually to the IRS, and to record holders of the Notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the Notes.

Non-U.S. Holders

The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note (other than a partnership or other entity or arrangement classified as a partnership or as a “disregarded entity” for U.S. tax purposes) who is not a U.S. holder (a “non-U.S. holder”). In the case of a Non-U.S. holder who is an individual, the following discussion assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

Taxation of Interest

Subject to the summary of backup withholding rules below, payments of interest on a Note to any non-U.S. holder generally will not be subject to U.S. federal income tax or withholding provided we or the person otherwise responsible for withholding of U.S. federal income tax from payments on the Notes receives a required certification from the non-U.S. holder (as discussed below) and the non-U.S. holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	a bank receiving interest described in Code Section 881(c)(3)(A); and

•	receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank, or other financial institution holds the Notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax received from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of such a form is furnished to us or other appropriate payor. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to our paying agent or to us. In addition, special rules apply to payments made through a qualified intermediary.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the Notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. In order to claim the benefit of a lower applicable treaty rate, a Non-U.S. holder must provide us, or the person who would otherwise be required to withhold U.S. federal income tax, with the required certification (generally, an IRS Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form)).

If the payments of interest on a Note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a branch profits tax at a rate of 30%, or a lower applicable tax treaty rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to withholding of U.S. federal income tax so long as the holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification (generally, an IRS Form W-8ECI).

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN or W-8ECI. Under Treasury regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange or Disposition

Subject to the summary of backup withholding rules below, any gain realized by a non-U.S. holder on the sale, exchange, retirement, or other disposition of a Note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a Note (although such proceeds generally are not subject to withholding) provided the disposition occurs between interest payment dates. A Non-U.S. holder should treat any amount received on redemption of a note in the same manner as the Non-U.S. holder treats proceeds received on a sale.

Information Reporting and Backup Withholding

Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification of non-U.S. status, as described above, has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the Notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting, but generally not backup withholding, on the payment unless the broker has documentary evidence in its files that the beneficial owner is a non-U.S. holder or the non-U.S. holder otherwise establishes an exemption, provided that the broker has no knowledge or reason to know to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability provided such non-U.S. holder furnishes the required information to the IRS. We cannot refund amounts once withheld.

FATCA

Provisions of the Hiring Incentives to Restore Employment Act regarding foreign account U.S. tax compliance, known as the “Foreign Account Tax Compliance Act” or “FATCA”, impose a U.S. federal withholding tax of 30% on certain types of payments made after December 31, 2012 to “foreign financial institutions” and certain other “non-financial foreign entities.” Specifically, a 30% withholding tax generally is imposed on payments of interest on, and gross proceeds from the sale or other disposition of, the Notes to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it generally must enter into an agreement with the United States Treasury that requires, among other things, that it undertake to identify accounts held by certain United States persons or foreign entities owned by United States persons, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although FATCA provides that these withholding provisions will apply to applicable payments made after December 31, 2012, proposed Treasury Regulations and other preliminary guidance issued by the United States Treasury provide that the withholding provisions will apply only to payments of interest on debt obligations made on or after January 1, 2014 and to gross proceeds from a sale or other disposition of debt obligations made on or after January 1, 2017. Accordingly, under the proposed Treasury Regulations and other preliminary guidance, the interest payments on the Notes will not be subject to withholding under FATCA prior to January 1, 2014.

However, the proposed United States Treasury Regulations will not be effective until issued in their final form, and as of the date hereof, they have not been, and further, it is not possible to determine whether they will be, finalized in their current form or at all.

Prospective investors should consult their tax advisors regarding these withholding provisions as well as the status of the proposed United States Treasury Regulations on an investment in the Notes.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

UNDERWRITING

Sterne, Agee & Leach, Inc. is acting as the representative of the underwriters of this offering. Subject to the terms and conditions in the underwriting agreement among us and the underwriters set forth below, each of the underwriters has agreed, severally and not jointly, to purchase from us, and we have agreed to sell to the underwriters, the aggregate principal amount of Notes set opposite its name below.

Underwriter	Principal Amount
Sterne, Agee & Leach, Inc.	$12,250,000
Wunderlich Securities, Inc.	7,700,000
Incapital LLC	5,250,000
JMP Securities LLC	2,800,000
Gilford Securities Incorporated	2,800,000
J.J.B. Hilliard, W.L. Lyons, LLC	2,800,000
Maxim Group LLC	1,400,000
Total	$35,000,000

The underwriting agreement provides that the several obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed $0.375 per Note. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.30 per Note on sales to other dealers. After the initial offering of the Notes to the public, the underwriters may change the public offering price and concessions. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The amount of the underwriting discount (expressed as a percentage of the principal amount of the Notes) to be paid by us to the underwriters in connection with this offering is 3.00%.

We have granted the underwriters an option, to purchase up to an additional $5,250,000 aggregate principal amount of Notes at the public offering price set forth on the cover page of this prospectus supplement less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover overallotments, if any. If the underwriter’s option is exercised in full, the total price to the public would be $40,250,000, the total underwriting discount would be $1,207,500 and total proceeds, before deducting expenses, to us would be $39,042,500.

Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date of this prospectus supplement without first obtaining the written consent of the representatives of the underwriters. This consent may be given at any time without public notice.

Prior to this offering, there has been no public market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange under the symbol “HCJ.” If the application is approved, we expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date, although there is no assurance that the Notes will be approved for listing on such exchange.

The Notes are a new issue of securities with no established trading market. The representatives of the underwriters have advised us that they intend to make a market in the Notes but they are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the Notes will be liquid.

In connection with this offering, the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, excluding the underwriting discount described above, will be approximately $340,000 and will be payable by us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In addition, in the ordinary course of their respective business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompany prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase any Notes.

It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade Notes on the date of this prospectus supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of Notes who wish to trade Notes on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.

The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose procession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida. One of our directors, Martin Traber, is a partner at the law firm of Foley & Lardner LLP, and since our inception in 2007, the firm has provided legal representation to us on certain matters, including the preparation of this offering. Fees billed to us by Foley & Lardner LLP have represented less than 1% of the firm’s fee revenue. The legal services were provided on an arm’s-length basis, and paid for at fair market value. We believe that such services were effected on terms no less favorable to us than those that would have been realized in transactions with unaffiliated entities or individuals.

Mayer Brown, LLP, New York, New York advised the underwriter in connection with this offering.

Common Stock, Preferred Stock, Debt Securities,

Warrants, Stock Purchase Contracts and Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2012.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” and “the Company” refer to Homeowners Choice, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among others, those we identify under “Risk Factors”

in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HOMEOWNERS CHOICE, INC.

Our Business

General Overview

Homeowners Choice, Inc. is a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our principal revenues are earned premiums, which are reported net of reinsurance costs, and investment income. We cede a substantial portion of our earned premiums to reinsurers to mitigate risks primarily associated with hurricanes and other catastrophic events. Our principal expenses are claims from policyholders, policy acquisition costs, and other underwriting expenses.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state’s risk exposure by encouraging private companies to assume policies from Citizens. Policies were assumed in eight separate assumption transactions which took place from July 2007 through December 2010 and one additional assumption transaction which was completed in November 2012 (see “—Recent Developments”). In November 2011, we completed an assumption transaction with HomeWise Insurance Company (“HomeWise”) through which we acquired the Florida homeowners policies of HomeWise. Substantially all of our premium revenue since inception has come from the policies acquired in these assumption transactions and subsequent renewals. Through the Citizens assumptions and the HomeWise policy acquisition, we have been able to increase our geographic diversification within the state of Florida.

We strive to retain these policies by offering competitive rates to our policyholders at premiums we consider commensurate with the risk.

We face various challenges to implementing our operating and growth strategies. Since our policies cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes such as hurricanes, tropical storms and tornadoes, which could have a significant effect on our business, results of operations, and financial condition. To mitigate our risk of such catastrophic losses, we cede a portion of our exposure to reinsurers under catastrophe excess of loss reinsurance treaties. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by regulation and supervision of our business by the state of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition. We believe recent trends in the competitive environment in Florida, however, such as a de-emphasis of Florida property risk by large national insurers and efforts by the state of Florida to reduce exposure at Citizens, bode well for our competitive position in the market.

Recent Developments

Effective November 6, 2012, we assumed approximately 60,000 policies upon completion of our ninth assumption transaction with Citizens representing approximately $150 million in additional annualized premiums.

On October 25, 2012, shares of our common stock began trading on the New York Stock Exchange under the ticker symbol “HCI.” Immediately prior to that, our common stock was listed on the Nasdaq Global Select Market under the ticker symbol “HCII.”

On October 19, 2012, our Board of Directors declared quarterly and special dividends on our common shares of $0.225 and $0.10 per share, respectively. Both dividends will be paid on December 21, 2012 to shareholders of record at the close of business November 16, 2012.

On September 26, 2012, our Board of Directors fixed October 27, 2012 as the cancellation date for the warrants issued in connection with our initial public offering. As such, record holders of the warrants had no further rights under the warrants on and after October 27, 2012.

Company Information

Our principal executive offices are located at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, and our telephone number is (813) 405-3600. Our website address is www.hcpci.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	232.8	206.1	139.5	296.8	463.1	149.3
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	70.0	18.4	139.5	296.8	463.1	149.3

(1)

For purposes of calculating these ratios, earnings consist of net income to which has been added income taxes and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rental expense (approximating the portion which represents interest). The ratio of earnings to fixed charges is computed by dividing earnings by the sum of fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” “our company,” “the Company,” and “Homeowners Choice” refer to Homeowners Choice, Inc., a Florida corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between Homeowners Choice and The Bank of New York Mellon Trust Company, N.A., as trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Homeowners Choice and The Bank of New York Mellon Trust Company, N.A., as trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of September 30, 2012, we had no senior debt securities or subordinated debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•

the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•

if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•

the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

•

the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on any debt security of that series is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•

make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•

to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

•

to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•

to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•

to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•

to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

Each indenture will provide that, at our option, we:

•

will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•

may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if

•

we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and which are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•

the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

•	we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

(1)	either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” above in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums payable under the indenture in respect of such series of debt securities; and

(3)	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

(1)	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

(2)	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

(3)	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

(4)	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of ours, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(6)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7)	specified events of bankruptcy, insolvency, receivership or reorganization; or

(8)	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•

obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 40,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value, of which 1,500,000 shares are designated as “Series A Cumulative Redeemable Preferred Stock,” which is referred to herein as the “Series A Preferred.” Subject to the rights of the holders of the Series A Preferred described below, our board of directors may issue the remaining 18,500,000 undesignated shares of preferred stock in one or more series and has the authority to fix the rights, preferences, privileges, and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series.

As of December 13, 2012, there were 10,831,217 shares of common stock issued and outstanding and 241,182 shares of Series A Preferred issued and outstanding. We will disclose in an applicable prospectus supplement the number of shares of common stock and Series A Preferred then outstanding.

Common Stock

The following section summarizes the material terms and provisions of our common stock. This summary is not a complete legal description of our common stock, and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our common stock.

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights, such as the Series A Preferred, will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred as described herein and the rights of the holders of shares of any other series of preferred stock which we may designate and issue in the future.

Series A Preferred Stock

The following section summarizes the material terms and provisions of our Series A Preferred. This summary is not a complete legal description of our Series A Preferred, and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our Series A Preferred.

Rank

With respect to dividend rights and rights upon our liquidation, dissolution or winding up, all shares of the Series A Preferred rank: (a) senior to the common stock issued by us, (b) senior to all classes or series of preferred stock issued by us and ranking junior to the Series A Preferred with respect to dividend rights or rights upon our liquidation, dissolution or winding up, (c) on a parity with all classes or series of preferred stock issued by us and ranking on a parity with the Series A Preferred with respect to dividend rights or rights upon our liquidation, dissolution or winding up, and (d) junior to all of our existing and future indebtedness.

Maturity

The Series A Preferred has no stated maturity and is not subject to any sinking fund or mandatory redemption.

Dividends

Holders of the Series A Preferred are entitled to receive, when and as authorized by our board of directors, or a duly authorized committee thereof, and declared by us out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.0% per year of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $0.70 per share).

Dividends on the Series A Preferred are cumulative from the date of original issue and accrue on the last day of each month (each, a “Dividend Accrual Date”). The first dividend accrued on May 31, 2011 with respect to the period commencing on the date of issue and ending on May 31, 2011. Any monthly dividend accruing on the Series A Preferred for any partial dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends are payable to holders of record as they appear in our records at the close of business on the applicable record date, which is the date designated by our board of directors as the record date for the payment of dividends (each, a “Dividend Record Date”). When so designating a Dividend Record Date, our board of directors also establishes the date of payment for such accrued dividends (each, a “Dividend Payment Date”), which date shall be no more than 30 nor less than 10 days after such Dividend Record Date.

Dividends are paid only when and as declared by our board of directors. No dividends on the Series A Preferred shall be authorized by our board of directors or declared or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series A Preferred accumulate and earn additional dividends at 7.0%, compounded monthly. Except as set forth below, our board of directors shall not declare, pay or set apart for payment any dividends on any other class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred (other than a dividend payable in capital stock ranking junior to the Series A Preferred as to dividends and upon liquidation) if, after the tenth day after the respective Dividend Accrual Date, we have not paid, in full, the cumulative dividends due to the holders of the Series A Preferred. However, following the payment of such cumulative dividends, our board of directors may declare, pay or set apart for payment any dividends on any other class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the Series A Preferred, all dividends declared upon the Series A Preferred and any other class or series of preferred stock ranking on a parity as to dividends with the Series A Preferred shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred and such other class or series of preferred stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred and such other class or series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

Unless full cumulative dividends on the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, neither our common stock nor any other class or series of our capital stock ranking junior to or on a parity with the Series A Preferred as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us.

Holders of the Series A Preferred shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred as provided above. Any dividend payment made on the Series A Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series A Preferred will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $10.00 per share in cash or property at its fair market value as determined by our board of directors, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred as to liquidation rights. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which they are entitled, the holders of the Series A Preferred will have no right or claim to any of our remaining assets. The consolidation or merger of our company with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into our company, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of our company, unless a liquidation, dissolution or winding up of our company is effected in connection with, or as a step in a series of transactions by which, a consolidation or merger of our company is effected.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our capital stock or otherwise is permitted under Florida law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our capital stock whose preferential rights upon distribution are superior to those receiving the distribution.

Redemption

We may redeem the Series A Preferred on or after March 31, 2014. If we issue a conversion cancellation notice as described in “—Conversion” on or after March 31, 2014, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. Otherwise, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price equal to:

•	$10.40 per share for redemptions on or after March 31, 2014,

•	$10.20 per share for redemptions on or after March 31, 2015, and

•	$10.00 per share for redemptions on or after March 31, 2016,

plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. No Series A Preferred may be redeemed except with assets legally available for the payment of the redemption price. If notice of redemption of any of the Series A Preferred has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by us in trust for the pro rata benefit of the holders of any Series A Preferred so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series A Preferred, such Series A Preferred shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred is to be redeemed, the Series A Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

Unless full cumulative dividends on all the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series A Preferred shall be redeemed unless all outstanding Series A Preferred is simultaneously redeemed and we shall not purchase or otherwise acquire, directly or indirectly, any Series A Preferred (except by exchange for any other class or series of capital stock ranking junior to the Series A Preferred as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of the Series A Preferred in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

Notice of redemption of the Series A Preferred will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred except as to the holder to whom notice was defective or not given. Each notice shall state: (a) the redemption date; (b) the redemption price; (c) the number of shares of Series A Preferred to be redeemed; and (d) the place or places where the Series A Preferred is to be surrendered for payment of the redemption price.

Immediately prior to any redemption of the Series A Preferred, we shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of the Series A Preferred at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

The Series A Preferred has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. All redeemed shares of the Series A Preferred shall be retired and shall be reclassified as authorized but unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred have no voting rights, except as set forth below.

Whenever dividends on the Series A Preferred have not been declared and fully paid for more than six consecutive months (a “Preferred Dividend Default”), the number of directors then constituting our board of directors will increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as defined below)). The holders of such Series A Preferred (voting separately as a class with all other classes or series of preferred stock ranking on a parity with the Series A Preferred as to dividends or upon liquidation (and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote separately as a class, in order to fill the vacancies created thereby, for the election of a total of two additional directors (the “Preferred Stock Directors”), at least one of whom must meet the “independence” standards mandated by The Nasdaq Stock Market, LLC (“Nasdaq”), at a special meeting called by the holders of record of at least 20% of the Series A Preferred or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting at which a Preferred Stock Director is to be elected until up to twelve months after all dividends accumulated on such Series A Preferred and Parity Preferred for the past dividend periods and the dividends for the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. For so long as our directors are divided into classes, each such vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible.

Within twelve months after all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred have been paid in full or declared and set aside for payment in full, the holders thereof will be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on the Series A Preferred and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate within twelve months thereafter and the number of directors then constituting our board of directors will decrease accordingly. Any Preferred Stock Director may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any shares of the Series A Preferred remain outstanding, we will not, without the affirmative vote or consent of the holders of the Series A Preferred entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred, given in person or by proxy, either in writing or at a meeting (voting together as a class):

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amend, alter or repeal the provisions of our articles of incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; or

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authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which we became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred and provided further, that (a) any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, (b) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (c) any merger or consolidation in which we are not the surviving entity if, as a result of the merger or consolidation, the holders of the Series A Preferred receive cash in the amount of the liquidation preference in exchange for each of their shares of the Series A Preferred, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

With respect to the voting privileges described above, each share of the Series A Preferred will have one vote per share, except that when any other class or series of capital stock has the right to vote with the Series A Preferred as a single class, then the Series A Preferred and such other class or series of capital stock will each have one vote per $10.00 of liquidation preference.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series A Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Except as expressly stated in the articles of amendment to our articles of incorporation setting forth the terms of the Series A Preferred, the Series A Preferred do not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof is not required for the taking of any corporate action, including but not limited to, (a) any merger or consolidation involving us or a sale of all or substantially all of our assets, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series A Preferred, or (b) any authorization, creation or issuance, or increase in the authorized or issued amount of, any class or series of Parity Preferred or rights to subscribe to or acquire any class or series of Parity Preferred or any class or series of capital stock convertible into any class or series of Parity Preferred, or reclassification of any shares of capital stock into any such shares.

Conversion

The Series A Preferred is convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued shares of our common stock at a conversion price of $10.00 per share of common stock (equivalent to an initial conversion rate of one share of common stock for each share of Series A Preferred), subject to proportionate adjustment in the event of stock splits, reverse stock splits, stock dividends, or similar changes with respect to our common stock, which we refer to as the “Conversion Price.” The right to convert shares of the Series A Preferred called for redemption will terminate at the close of business on the business day prior to the redemption date.

The conversion rights of the holders of the Series A Preferred are subject to cancellation by us on or after March 31, 2014 if (a) for at least twenty (20) trading days within any period of thirty (30) consecutive trading days, the market price of our common stock exceeds the conversion price of the Series A Preferred by more than 20% and (b) our common stock is then listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the NYSE Amex. Within 90 days of the occurrence of any such event, we may, at our option, provide notice to the respective holders of record of the Series A Preferred at their respective addresses as they appear on our share transfer records, via first class mail, specifying a date upon which each such holder’s conversion rights will be deemed cancelled. The cancellation date specified in the notice will be more than 30 days, but less than 60 days, after the notice is mailed. The right to convert the shares of the Series A Preferred for which any such conversion cancellation notice has been issued will terminate at the close of business on the business day prior to the cancellation date specified in the notice.

Conversion of shares of the Series A Preferred, or a specified portion thereof, may be effected by delivering the certificates evidencing such shares, duly endorsed or properly assigned to us or in blank, to the office of our transfer agent, together with written notice to us that the holder of such certificates is electing to convert such shares. Currently, our transfer agent is American Stock Transfer & Trust Company, LLC.

Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for the Series A Preferred shall have been surrendered and notice shall have been received by us as described above and the conversion shall be at the Conversion Price in effect at such time and on such date.

Holders of the Series A Preferred who convert their Series A Preferred will not be entitled to, nor will the Conversion Price be adjusted for, any accumulated and unpaid dividends, whether or not in arrears, or for dividends on the common stock issued upon such conversion. Holders of the Series A Preferred at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. A holder of the Series A Preferred on a Dividend Record Date who (or whose transferee) tenders any such shares for conversion into common stock on such Dividend Payment Date will receive the dividend payable by us on such Series A Preferred on such date.

Fractional shares of common stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the trading day immediately preceding the conversion date.

No Preemptive Rights

Holders of the Series A Preferred have no preemptive right to acquire shares of any class or series of our capital stock.

Other Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws, as amended, provide for indemnification of our officers and directors to the fullest extent permitted by Florida law. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Our bylaws, as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Florida law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including attempts that might result in the shareholders’ receiving a premium over the market price for the shares of our common stock and preferred stock held by shareholders.

Limitations on Shareholder Action by Written Consent

Bylaws

Our bylaws, as amended, provide that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Provisions of Florida Law

We are governed by two Florida Statutes that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds, without first obtaining the approval of our board of directors, will not possess any voting rights unless such voting rights are approved by a majority of our disinterested shareholders.

The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates).

Florida law also authorizes us to indemnify our directors, officers, employees and agents under certain circumstances and to limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

Trading

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.” Our Series A Preferred is listed on the NASDAQ Capital Market under the symbol “HCIIP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 59 Maiden Lane, New York, NY 10038, and its telephone number is 1-800-937-5449. American Stock Transfer & Trust Company, LLC also serves as the transfer agent and registrar for our Series A Preferred.

DESCRIPTION OF WARRANTS

Outstanding Warrants

The following section summarizes the material terms and provisions of our outstanding warrants. This summary is not a complete legal description of our warrants, and is qualified in its entirety by reference to the Warrant Grant Agreement and Warrant Agreement, dated November 2, 2011, between us and Glencoe Acquisition, Inc., filed as Exhibit 4.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (filed on November 14, 2011), because these documents along with our articles of incorporation, as amended, and our bylaws, as amended, rather than this description, define the rights of the holders of our warrants.

On November 2, 2011, in connection with the HomeWise assumption transaction, we issued to Glencoe Acquisition, Inc. 1,000,000 warrants for the purchase of up to 500,000 shares of our common stock. Two warrants are exercisable to purchase one share of our common stock at a price of $9.10 per share before July 31, 2013. The warrants were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Other than the warrants held by Glencoe Acquisition, as of November 30, 2012, we had no warrants outstanding. We will disclose in an applicable prospectus supplement the number of warrants then outstanding.

Other Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

One of our directors, Martin Traber, is a partner at the law firm of Foley & Lardner LLP, and since our inception in 2007, the firm has provided legal representation to us on certain matters, including the preparation of this prospectus. Fees billed to us by Foley & Lardner LLP have represented less than 1% of the firm’s fee revenue. The legal services were provided on an arm’s-length basis, and paid for at fair market value. We believe that such services were effected on terms no less favorable to us than those that would have been realized in transactions with unaffiliated entities or individuals.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Hacker, Johnson & Smith PA, an independent registered public accounting firm, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Attorneys with Foley & Lardner LLP representing us with respect to this offering beneficially owned approximately 208,057 shares of our common stock as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (as filed on March 30, 2012);

•

the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 27, 2012) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (as filed on May 14, 2012, August 14, 2012 and November 13, 2012, respectively);

•

our Current Reports on Form 8-K filed on March 8, 2012, March 14, 2012, April 2, 2012, April 20, 2012, April 25, 2012, May 10, 2012, May 31, 2012, June 14, 2012, August 1, 2012, August 13, 2012, October 2, 2012, October 12, 2012, October 18, 2012, November 6, 2012, November 9, 2012, November 21, 2012, December 3, 2012, and December 12, 2012;

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 19, 2012, including any amendments or reports filed for the purposes of updating such description; and

•

the description of our 7.0% Series A Cumulative Redeemable Preferred Stock contained in the Registration Statement on Form 8-A filed on March 25, 2011, including any amendments or reports filed for the purposes of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Homeowners Choice, Inc.

Attn: Andrew Graham

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(813) 405-3600

You can also find these filings on our website at www.hcpci.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

$35,000,000

8.00% Senior Notes due 2020

PROSPECTUS SUPPLEMENT

January 10, 2013

Sterne Agee

Wunderlich Securities

Incapital

JMP Securities

Gilford Securities Incorporated

J.J.B. Hilliard, W.L. Lyons, LLC

Maxim Group LLC